                                                                     EXHIBIT 3.3

                                                                  Execution Copy




                      INTERMEDIA CAPITAL PARTNERS IV, L.P.

                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP


                           Dated as of March 31, 1998




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                                TABLE OF CONTENTS

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                                                                                       Page
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
ARTICLE 1      General Provisions.........................................................2
        1.1    Formation of the Partnership...............................................2
        1.2    Name.......................................................................2
        1.3    Principal Place of Business................................................2
        1.4    Agent for Service of Process...............................................3
        1.5    Business of the Partnership................................................3
        1.6    Term of the Partnership....................................................4

ARTICLE 2      Capital Contributions, Withdrawals and Capital Accounts....................4
        2.1    Contributions of Capital...................................................4
               (a)    In General..........................................................4
               (b)    General Partner as Limited Partner..................................4
               (c)    Additional Limited Partners.........................................4
               (d)    Additional Contributions by Limited Partners........................5
               (e)    Additional Contributions by General Partner.........................5
               (f)    Payment of Capital Contributions....................................5
               (g)    General Partner Obligations.........................................6
               (h)    Limited Partner Obligations.........................................6
               (i)    Return of Certain Distributions.....................................6
        2.2    Withdrawals of Capital Accounts............................................7
               (a)    Withdrawals in General..............................................7
               (b)    Required Withdrawals................................................8
               (c)    Effective Date of Withdrawal........................................8
               (d)    Effect of Withdrawal................................................8
               (e)    Limitations on Withdrawal of Capital Account........................9
               (f)    Interest on Capital Accounts........................................9
        2.3    Capital Accounts...........................................................9

ARTICLE 3      Profits and Losses; Distributions........................................ 10
        3.1    Profits and Losses....................................................... 10
        3.2    Partnership Expenses..................................................... 15
        3.3    Distributions............................................................ 15

ARTICLE 4      Management of Partnership................................................ 17
        4.1    Management Generally..................................................... 17
        4.2    Specific Authority of the General Partner................................ 18
        4.3    Reports.................................................................. 20
        4.4    Valuation of Assets...................................................... 20
        4.5    Revaluation of Partnership Assets........................................ 21
        4.6    Administration Fee and Expenses.......................................... 21
               (a)    Administration Fee................................................ 21
               (b)    General Partner Expenses.......................................... 22



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
                                                                                       Page
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
        4.7    Rights of the Limited Partners........................................... 22
               (a)    No Control........................................................ 22
               (b)    Consents.......................................................... 22
               (c)    Annual Operating Plan............................................. 25
               (d)    Advisory Committee................................................ 25
               (e)    Dissolution or Bankruptcy of a Limited Partner.................... 27
        4.8    Successor General Partner................................................ 27
               (a)    Removal of the General Partner.................................... 27
               (b)    Withdrawal of the General Partner................................. 29
               (c)    Hindery's Return to the Partnership............................... 30
               (d)    General Provision Regarding Approvals by the Limited Partners..... 30
               (e)    Right To Recover Damages.......................................... 30
        4.9    Sale Initiation Rights................................................... 30
        4.10   Nonvoting Interests...................................................... 33

ARTICLE 5      Tax Matters and Reports.................................................. 34
        5.1    Filing of Tax Returns.................................................... 34
        5.2    Tax Reports to Current and Former Partners............................... 34
        5.3    Restriction on General Partner Activity with Respect to Publicly
               Traded Partnerships...................................................... 34
        5.4    Duties and Obligations of the General Partner with Respect to Publicly
               Traded Partnerships...................................................... 35
        5.5    Books and Records........................................................ 35
        5.6    Fiscal Year.............................................................. 35
        5.7    Method of Accounting..................................................... 35

ARTICLE 6      Conflicts of Interest; Indemnification; Exculpation...................... 35
        6.1    Outside Activities....................................................... 35
        6.2    Contracts with the General Partner, Affiliates and Limited Partners...... 37
        6.3    Indemnification of the Partners.......................................... 37
        6.4    Exculpation.............................................................. 38

ARTICLE 7      Termination and Dissolution.............................................. 39
        7.1    No Dissolution........................................................... 39
        7.2    Events of Dissolution.................................................... 39
        7.3    Winding-Up............................................................... 39
        7.4    Order of Liquidating Payments and Distributions.......................... 40
        7.5    Termination.............................................................. 40
        7.6    Government Regulation.................................................... 41
        7.7    Orderly Methods of Liquidating Payments.................................. 43



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
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
ARTICLE 8      Transfer of Interest, Failure To Pay Capital Contributions, Beneficial
               Owners................................................................... 43
        8.1    Transfer of Partnership Interest......................................... 43
        8.2    Transfer of IP Holdings Affiliates' Interests............................ 44
        8.3    Indemnification.......................................................... 44
        8.4    Failure To Pay Capital Contributions..................................... 45
        8.5    Increase in Beneficial Owners............................................ 46

ARTICLE 9      Miscellaneous............................................................ 46
        9.1    Notices.................................................................. 46
        9.2    Governing Law............................................................ 46
        9.3    Amendments............................................................... 46
        9.4    Entire Agreement......................................................... 47
        9.5    Waiver of Partition...................................................... 47
        9.6    Consents................................................................. 47
        9.7    Successors............................................................... 47
        9.8    Confidentiality of Investors............................................. 47
        9.9    Counterparts............................................................. 47
        9.10   Severability............................................................. 47
        9.11   Affiliate................................................................ 47
        9.12   Power of Attorney........................................................ 48
        9.13   Nonrecourse.............................................................. 48
        9.14   Foreign Person........................................................... 48



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

                                   DEFINITIONS

Term                                                                  Section
----                                                                  -------
1933 Act............................................................  Legend No. 1
Abandonment Date....................................................  4.9(d)
Act.................................................................  1.1
Adjacent Systems....................................................  6.1
Administration Fee..................................................  4.6(a)
Adverse Regulatory Development .....................................  7.6(b)
Advisory Committee..................................................  4.7(d)
Affected Partner....................................................  7.6(b)
Agreement...........................................................  Preamble
AVR.................................................................  Exhibit 2
BHC LP .............................................................  4.10
Capital Account.....................................................  2.3
Capital Contributions...............................................  2.1(a)
Code................................................................  2.3
FRB ................................................................  4.10
GECC................................................................  Preamble
General Partner.....................................................  Preamble
Greenville/Spartanburg Contribution Agreement.......................  Exhibit 1 Note 4
ICM-IV..............................................................  Preamble
ICM LLC.............................................................  Preamble
IMI.................................................................  6.2
Income Tax Regulations..............................................  2.3
Indemnified Person .................................................  8.2(a)
Indemnifying Person ................................................  8.2(a)
Interests...........................................................  Legend No. 1
Investing Partnership...............................................  1.5(a)
Investment Company Act..............................................  2.2(b)
IP..................................................................  Exhibit 1 Note 2
IP-I................................................................  4.9(b)
IP-IV...............................................................  1.5(a)
IPSE................................................................  Exhibit 2
IPWT................................................................  Exhibit 1 Note 2
IPWT Contribution Agreement.........................................  Exhibit 1 Note 2
Junior Preferred Limited Partner ...................................  Preamble
Junior Preferred Return ............................................  3.3(d)(2)
Limited Partners....................................................  Preamble
Net Loss............................................................  3.1(j)(4)
New Partner.........................................................  2.1(f)
Nonvoting Interests ................................................  4.10
Notice Date.........................................................  4.9(d)
Override Tax Distributions..........................................  2.1(i)(B)
Partnership.........................................................  1.1


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
Term                                                                  Section
----                                                                  -------
Partnership Interest................................................  3.1(a)
Preferred Limited Partner ..........................................  Preamble
Preferred Return ...................................................  3.3(d)(1)
Regulatory Change...................................................  7.6(b)
Retrievable Tax Benefit.............................................  2.1(i)(B)
RMG.................................................................  Exhibit 2
Shortfall...........................................................  2.1(i)
Systems.............................................................  Exhibit 1 Note 4
TCI.................................................................  4.9(a)
TCI Entities........................................................  Exhibit 1 Note 4
The Cablevision Company.............................................  Exhibit 2

                      INTERMEDIA CAPITAL PARTNERS IV, L.P.

                        AGREEMENT OF LIMITED PARTNERSHIP


        THE LIMITED PARTNERSHIP INTERESTS ("INTERESTS") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). SUCH INTERESTS ARE BEING OFFERED AND SOLD UNDER THE EXEMPTION PROVIDED BY SECTION 4(2) OF THE 1933 ACT AND/OR PURSUANT TO RULE 506 OF REGULATION D THEREUNDER.

        A PURCHASER OF ANY INTEREST MUST BE PREPARED TO BEAR THE ECONOMIC RISK OF THE INVESTMENT FOR AN INDEFINITE PERIOD OF TIME BECAUSE THE INTERESTS HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT AND, THEREFORE, CANNOT BE SOLD UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THERE IS NO OBLIGATION OF THE PARTNERSHIP TO REGISTER THE INTERESTS UNDER THE 1933 ACT.

        THE AGREEMENT RESTRICTS TRANSFER OF THE INTERESTS. ACCORDINGLY, PURCHASE OF THE INTERESTS IS ONLY SUITABLE FOR INVESTORS WILLING AND ABLE TO ACCEPT THE ECONOMIC RISK OF THE INVESTMENT AND LACK OF LIQUIDITY.


                                  *    *    *

        THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this "Agreement"), originally entered into and effective as of March 19, 1996 by and among INTERMEDIA CAPITAL MANAGEMENT IV, L.P., a California limited partnership, as general partner ("ICM-IV"), GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GECC"), as the preferred limited partner (the "Preferred Limited Partner") with respect to, and only with respect to, a portion of its interest and as a limited partner with respect to the remainder of its interest, all as set forth on EXHIBIT 1 hereto, and the limited partners listed on the signature pages hereto, who together with such other persons or entities who hereafter shall be admitted as additional or substituted limited partners pursuant to the terms hereof, all of which shall be listed on EXHIBIT 1 hereto, collectively shall be referred to as the "Limited Partners," as amended as of November 27, 1996, and amended and restated in its entirety as of August 5, 1997, by and among INTERMEDIA CAPITAL MANAGEMENT, LLC, a Delaware limited liability company, as general partner ("ICM LLC" or the "General Partner"), ICM-IV, as a Limited Partner, GECC and the other Limited Partners listed on EXHIBIT 1 hereto, as amended August 5, 1997 and December 19, 1997, is hereby amended and restated in its entirety as of March 31, 1998, by and among the General Partner, GECC, TCI OF PIEDMONT, INC., a Delaware corporation, as the junior preferred limited partner (the "Junior Preferred Limited Partner"), and the other



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

Limited Partners listed on EXHIBIT 1 hereto. Unless otherwise specifically set forth herein, the term Limited Partners shall include the Preferred Limited Partner and the Junior Preferred Limited Partner. The General Partner and the Limited Partners are collectively referred to as the Partners and individually as a Partner.

                              W I T N E S S E T H:

        WHEREAS, the Partners desire to (i) create a junior preferred limited partnership interest subordinate to the preferred limited partnership interest held by the Preferred Limited Partner and (ii) convert the limited partnership interest held by TCI of Piedmont, Inc. to such junior preferred limited partnership interest; and

        WHEREAS, the Partners desire to admit TCI of Piedmont, Inc. to the Partnership as the Junior Preferred Limited Partner; and

        WHEREAS, the Partners consented to the preceding actions in that certain Consent of Partners of InterMedia Capital Partners IV, L.P. dated as of February 27, 1998; and

        WHEREAS, the Partners desire to amend and restate this Agreement to reflect the preceding actions, other related amendments and certain corrections:

        NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound, the Partners hereby agree as follows:

                                   ARTICLE 1

                               General Provisions

        1.1 Formation of the Partnership. The Partners hereby admit TCI of Piedmont, Inc. as the Junior Preferred Limited Partner of the Partnership and continue a limited partnership (the "Partnership") pursuant to the California Revised Limited Partnership Act (the "Act"). The Partnership shall continue without interruption as a limited partnership pursuant to the Act. The persons and entities listed as Limited Partners on EXHIBIT 1 to this Agreement shall continue as Limited Partners upon execution of this Agreement.

        1.2 Name. The name of the Partnership shall be: InterMedia Capital Partners IV, L.P. The name of the Partnership may be changed by the General Partner upon compliance with applicable laws and after notice by the General Partner to the Limited Partners.

        1.3 Principal Place of Business. The principal place of business of the Partnership shall be 235 Montgomery Street, Suite 420, San Francisco, California 94104. The principal place of business of the Partnership may be changed by the General Partner after notice to the Limited Partners.



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

        1.4 Agent for Service of Process. The agent for service of process for the Partnership and his address shall be Robert J. Lewis, 235 Montgomery Street, Suite 420, San Francisco, CA 94104. The agent for service of process of the Partnership may be changed by the General Partner upon notice to the Limited Partners.

        1.5  Business of the Partnership.

        (a) The Partnership was organized for and continues to exist for the purpose of directly or indirectly making equity and debt investments in, including acting as a general partner and/or a limited partner of InterMedia Partners IV, L.P., a California limited partnership ("IP-IV") and various partnerships which operate cable television systems (each an "Investing Partnership"), and operating cable television systems and to engage in all necessary and appropriate activities and transactions as the General Partner may deem necessary, appropriate or advisable in connection therewith, provided, however, the Partnership will not make any investments, nor maintain any offices outside of the United States. Prior to January 1, 1996, the Partnership had no material assets or liabilities and had not engaged in any material business activities.

        (b) Pending the investment of Partnership funds as described in Section 1.5(a), and the distribution of funds as described in Section 3.3, the Partnership may invest in certificates of deposit and overnight time deposits in commercial banks with capital and surplus over five hundred million dollars ($500,000,000), commercial paper, money market funds, repurchase agreements and U.S. Treasury bills and other government obligations and any other short-term, investment grade highly liquid investments.

        (c) The Partnership may enter into, deliver and perform all contracts, agreements and other undertakings and engage in all activities and transactions that are necessary or appropriate to carry out the foregoing purposes. Without limiting the foregoing, the Partnership may:

                (i) exercise all rights, powers, privileges, and other incidents of ownership or possession with respect to Partnership property and investments;

                (ii) borrow or raise money and secure the payment of any obligations of the Partnership, IP-IV or an Investing Partnership by mortgage upon, or pledge or hypothecation of, all or any part of the assets of the Partnership, IP-IV or an Investing Partnership;

                (iii) engage personnel, whether part-time or full-time and do such other acts as the General Partner may reasonably deem necessary or advisable in connection with the maintenance and administration of the Partnership, IP-IV or an Investing Partnership and their investments; and

                (iv) engage attorneys, independent accountants, investment bankers, consultants or such other persons for the Partnership, IP-IV or an Investing Partnership as the General Partner may deem necessary or advisable.



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

        1.6 Term of the Partnership. The term of the Partnership shall be from the date the Certificate of Limited Partnership was filed with the California Secretary of State until December 31, 2007, unless the Partnership is earlier dissolved pursuant to Article 7.

                                    ARTICLE 2

             Capital Contributions, Withdrawals and Capital Accounts

        2.1 Contributions of Capital.

        (a) In General. The committed capital contributions ("Capital Contributions") of the Partners shall be contributed in cash, in the respective amounts set forth next to each Partner's name on EXHIBIT 1 attached hereto in the manner provided by Section 2.1(f). Notwithstanding the foregoing, committed Capital Contributions shall be contributed in the form of property pursuant to the Greenville/Spartanburg Contribution Agreement and the IPWT Contribution Agreement (both as defined on EXHIBIT 1 hereto). The General Partner shall contribute an amount of capital to the Partnership such that the General Partner's Capital Contribution will be at least one one-thousandth of one percent (.001%) of the aggregate Capital Contributions of all of the Partners (for the purposes of this calculation the original amount of the Capital Contribution of the Junior Preferred Limited Partner set forth in footnote 6 of
EXHIBIT 1 shall be used), a portion of which may be contributed in the form of a note as set forth on EXHIBIT 1 hereto.

        (b) General Partner as Limited Partner. The General Partner shall also be a Limited Partner to the extent that it purchases an interest as a Limited Partner or it purchases or becomes a transferee of all of or any part of the interest of a Limited Partner, and to such extent shall be treated in all respects as a Limited Partner, and the consent of the Limited Partners to such a purchase or transfer and admission of the General Partner as a Limited Partner need not be obtained; provided, however, the General Partner shall not be entitled to consent as a Limited Partner on those matters set forth in Section 4.7(b)(iv). The General Partner's capital contributions referred to in Sections 2.1(a) and 2.1(e) hereof will be made in its capacity as the General Partner and such capital contribution as the General Partner will not entitle the General Partner to any rights of a Limited Partner.

        (c) Additional Limited Partners. Until the aggregate committed capital contributions to the Partnership total three hundred thirty-five million dollars ($335,000,000) (not including the preferred limited partner interest of the Preferred Limited Partner), and subject to the condition that each new Limited Partner shall execute a signature page of this Agreement, which execution shall be deemed to represent the execution of a counterpart of this Agreement, and certain other agreements in connection with its subscription, and such Limited Partner meets the suitability requirements imposed on the original Limited Partners pursuant to the subscription agreements, the General Partner may admit one or more additional Limited Partners and may appropriately amend this Agreement to reflect such admissions, only with the consent of seventy percent (70%) in interest of the Limited Partners. Admission of a new Limited Partner shall not be a cause for dissolution of the



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

Partnership. Upon the aggregate committed capital contributions to the Partnership equaling three hundred thirty-five million dollars ($335,000,000) (not including the preferred limited partner interest of the Preferred Limited Partner), the General Partner may admit any additional Limited Partners to increase the aggregate committed capital contributions beyond three hundred thirty-five million dollars ($335,000,000) only with the consent of one hundred percent (100%) in interest of the Limited Partners or accept any additional commitment to make capital contributions from the Limited Partners only with the consent of ninety percent (90%) in interest of the Limited Partners; provided, however, that the General Partner shall offer, on a pro rata basis, preemptive rights in connection with any additional cash capital contributions to the existing Limited Partners and any such additional commitments to make cash capital contributions shall be on terms no more favorable than those offered to the existing Limited Partners. The Limited Partners will have fifteen (15) days from the date of the written notice to exercise such preemptive rights.

        (d) Additional Contributions by Limited Partners. Until the aggregate committed capital contributions to the Partnership total three hundred thirty-five million dollars ($335,000,000) (not including the preferred limited partner interest of the Preferred Limited Partner), the General Partner shall permit one or more Limited Partners to make additional contributions to the Partnership until July 31, 1997 and may appropriately amend this Agreement to reflect such additional contributions, without the consent of any Limited Partner. A Partner which desires to make such additional contributions during such period shall notify the General Partner of its desire to do so not later than fifteen (15) days before such proposed contribution.

        (e) Additional Contributions by General Partner. The General Partner shall from time to time make additional capital contributions to the extent required to cause its aggregate capital contributions to equal at least one one-thousandth of one percent (.001%) of the aggregate Capital Contributions of all Partners (for the purposes of this calculation the original amount of the Capital Contribution of the Junior Preferred Limited Partner set forth in footnote 6 of EXHIBIT 1 shall be used). Any such additional capital contribution required of the General Partner shall be made within ten (10) days of the capital contribution of the Limited Partner(s) giving rise to such requirement.

        (f) Payment of Capital Contributions. The Capital Contributions to be contributed in the form of property pursuant to the Greenville/Spartanburg Contribution Agreement or the IPWT Contribution Agreement shall be made at the time and in the manner set forth in those agreements which in the case of the Partners contributing assets pursuant to those agreements shall represent their entire commitment. In no event shall the TCI Entities be required to contribute more than forty-five percent (45%) of the total Capital Contributions to the Partnership (excluding from both the numerator and the denominator of such calculation the Capital Contributions of the Preferred Limited Partner with respect to the preferred limited partnership interest and the Capital Contributions of the Junior Preferred Limited Partner with respect to the junior preferred limited partnership interest). Except as otherwise agreed to by the Partnership and any Partner, the provisions of this Section 2.1(f) shall apply to all committed Capital Contributions to be made in cash. Included in the first capital call by the Partnership, the Partners will pay the portion of their committed Capital



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

Contributions necessary to pay the organizational expenses of the Partnership up to a maximum of three hundred thousand dollars ($300,000) (in aggregate). The committed Capital Contributions of the Limited Partners shall be paid on fifteen
(15) business days written notice in the following manner: (i) as the General Partner determines is necessary or appropriate for meeting the funding requirements of the Partnership or to comply with the Partnership's obligations to make capital contributions to IP-IV or any Investing Partnership, (ii) commencing on January 1, 1996, on the first day of each calendar quarter of each year to the extent determined necessary by the General Partner for the payment of Partnership expenses or the reimbursement of the General Partner for Partnership expenses described in Section 3.2; and (iii) as necessary to pay the Administration Fee as set forth in Section 4.6. The amount to be paid by each Partner in respect of each such capital call shall be determined by first requiring any additional Partner admitted to the Partnership pursuant to Section 2.1(c) (and any other Partner to the extent of any non-pro rata increase in its capital commitment pursuant to Section 2.1(d)) ("New Partner") to pay an amount such that the proportion of capital contributions paid by such New Partner in relation to the committed capital contributions of such New Partner is the same as the proportion of Capital Contributions previously made by the other Partners, other than Partners who contributed property pursuant to the Greenville/Spartanburg Contribution Agreement and the IPWT Contribution Agreement, in relation to the committed Capital Contributions of such other Partners, and then by dividing each Partner's committed Capital Contribution by the aggregate committed Capital Contributions of all the Partners and multiplying such fraction by the total remaining amount of capital to be called. In the event a Partner executes and contributes a promissory note in respect of its capital commitment, any payment of principal pursuant to such note shall constitute a funding of its Capital Contribution. No Capital Contributions for the Partnership or for investments in Investing Partnerships will be called by the General Partner after December 31, 2000. References herein to a Partner's Capital Contribution shall mean the amount of cash or the principal amount of any note contributed by the General Partner or the value of property contributed as set forth in the Greenville/ Spartanburg Contribution Agreement or the IPWT Contribution Agreement.

        (g) General Partner Obligations. The General Partner shall not be personally obligated to contribute cash or other assets to the Partnership to make up any reduction in the Capital Accounts of the Limited Partners either during the term of the Partnership or upon dissolution, subject to the obligation of the General Partner to return to the Partnership certain distributions as provided in the Act.

        (h) Limited Partner Obligations. Limited Partners shall not be personally obligated for the debts, liabilities and obligations of the Partnership or of any other Partner, except that, any other provision of this Agreement to the contrary notwithstanding, each Limited Partner shall only be obligated to make its full Capital Contribution to the Partnership in the amount set forth in EXHIBIT 1 hereto to the extent required by this Section 2.1, and each Limited Partner (and any former Limited Partner) shall be obligated to return to the Partnership distributions only to the extent provided in section 15666 of the Act.

        (i) Return of Certain Distributions. If upon the liquidation of the Partnership pursuant to Section 7.3 hereof, the Partners have not received the full amount described in



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

Sections 3.3(d)(1), 3.3(d)(2), 3.3(d)(3) and 3.3(d)(4) hereof (such deficiency being referred to as the "Shortfall"), then notwithstanding anything in this Agreement to the contrary, including Section 2.1(g), ICM-IV shall be obligated to contribute to the Partnership the lesser of:

                (A) the amount necessary to provide the Partnership with sufficient funds to allow the Partnership to make distributions in an amount equal to the Shortfall; and

                (B) an amount equal to the sum of all distributions made to ICM-IV pursuant to Section 3.3(a) which are attributable to allocations of income and gain pursuant to Section 3.1(k)(6)(A) ("Override Tax Distributions"), but not in excess of the Retrievable Tax Benefit.

For purposes of this Section 2.1(i), the term "Retrievable Tax Benefit" means an amount equal to the excess, if any, of the Override Tax Distributions over ICM-IV's net aggregate actual tax liability arising out of allocations of income and gain pursuant to Section 3.1(k)(6)(A). Such tax liability shall be computed by taking into account any offsets, allowable for Federal income tax purposes, against such allocations for (y) allocations of loss and deduction to ICM-IV pursuant to Section 3.1(j)(4)(A) and (z) any loss or deduction arising out of any payment to be made under this Section 2.1(i).

        2.2 Withdrawals of Capital Accounts. No Partner shall be entitled to withdraw any amount from its Capital Account, other than as provided in this
Section 2.2.

        (a) Withdrawals in General. A Limited Partner may not withdraw from the Partnership in whole or in part prior to dissolution of the Partnership, except
(i) as required by Section 2.2(b), or (ii) with the unanimous written consent of all of the Partners. In the event a Limited Partner elects to withdraw with the consent of the Partners, or upon withdrawal of a Limited Partner pursuant to
Section 2.2(b), the Partnership Interest of such Limited Partner shall be withdrawn in its entirety and shall be valued pursuant to Section 4.4 as of the date of withdrawal. Notwithstanding the foregoing, (i) the value of the preferred limited partnership interest shall be deemed to be the amount of Preferred Limited Partner's Capital Contribution plus the Preferred Return (as defined in Subsection 3.3(d)(1)), reduced by any distributions received by the Preferred Limited Partner prior to such valuation and (ii) the value of the Junior Preferred Limited Partner's interest shall be deemed to be the amount of such Partner's Capital Contribution plus the Junior Preferred Return (as defined in Subsection 3.3(d)(2)), reduced by any distributions received by the Junior Preferred Limited Partner prior to such valuation. The Capital Account of such withdrawing Limited Partner shall be paid for in the manner provided in this
Section 2.2(a) as expeditiously as possible, at a time determined by the General Partner. The General Partner shall not be required to sell, liquidate, pledge or encumber any Partnership asset or security to effect such withdrawal. The General Partner shall have sole discretion to make the payment in respect of the Capital Account of any withdrawing Limited Partner in cash or, at the option of the General Partner, with a promissory note bearing interest at a rate per annum equal to the rate announced from time to time by Bank of America NT&SA as its prime rate. The promissory note will be payable only after the payment of all third party debt and payment of preferred returns to the Preferred Limited Partner and the Junior Preferred Limited Partner and any payments on such promissory notes will be paid pari passu with payments due to the other Partners (excluding the Preferred Limited Partner and the Junior Preferred Limited Partner) with respect to the event giving rise to such payment to the withdrawing Limited Partner upon the earlier of (i) final dissolution of the Partnership, (ii) sale of all or substantially all of the Partnership's assets, or (iii) December 31, 2007. For purposes of the foregoing, the amount to be paid pari passu shall be determined by treating the amount that would have been paid to each Partner if no payment were made to the withdrawing Partner as if it also were represented by a promissory note and pro rating the amount available for distribution to each Partner and withdrawing Partner on that basis. Any portion of any payments made to a withdrawing Limited Partner in kind pursuant to this
Section 2.2 shall be made, based upon the balance in a Partner's Capital Account as of the date of withdrawal, ratably in proportion to the value that each security or asset then held by the Partnership, including any interest in an Investing Partnership, determined pursuant to Section 4.4, bears to the value of all assets of the Partnership determined pursuant to Section 4.4.

        (b) Required Withdrawals. The General Partner may terminate the interest of any Limited Partner in the Partnership, with cause, at the end of any calendar month upon fifteen (15) days prior written notice. For purposes of this Agreement, "cause" shall be determined by the General Partner and shall mean the following: (i) the continued participation of such Limited Partner is likely, in the sole judgment of the General Partner, to cause the Partnership or the General Partner to register as an investment company or elect to be a "business development company" under the Investment Company Act of 1940 (the "Investment Company Act"), the General Partner or any of its partners to register as an investment adviser under the Investment Advisers Act of 1940, or the Partnership or any Partner to violate any law, or (ii) such Limited Partner fails to make a required capital contribution and the General Partner requires withdrawal pursuant to Section 8.4(b). Notwithstanding the foregoing, termination of the Partnership Interest of any Limited Partner as the result of an Adverse Regulatory Development (as defined in Section 7.6(b)) shall be treated as set forth in Section 7.6.

        (c) Effective Date of Withdrawal. For purposes of this Agreement, the effective date of a Partner's withdrawal shall mean the last day of the calendar month in which the General Partner consents to such withdrawal pursuant to
Section 2.2(a) or such Partner's notice period lapses pursuant to Section
2.2(b).

        (d) Effect of Withdrawal. In the event of the withdrawal of any Limited Partner pursuant to this Section 2.2, the withdrawing Limited Partner shall not otherwise share in the income, gains and losses of the Partnership from the valuation date of its Partnership Interest and shall not have any other rights under this Agreement other than payment to it of its Capital Account as revalued pursuant to Section 4.5. The interest of a Limited Partner who withdraws pursuant to this Section 2.2 shall not thereafter be included in calculating the percentage in interest of the Limited Partners required to take any action under this Agreement.

        (e) Limitations on Withdrawal of Capital Account. The right of any withdrawn Partner or its legal representatives to have distributed the Capital Account of such Partner pursuant to this Section 2.2 is subject to the provision by the General Partner for all Partnership liabilities in accordance with section 15666 of the Act, and for estimates for contingencies and expenses. The unused portion of any such estimates shall be distributed after the General Partner shall have determined that the need therefor shall have ceased.

        (f) Interest on Capital Accounts. No interest or compensation shall be paid on or with respect to the Capital Account or capital contributions of any of the Partners, except as otherwise expressly provided herein.

        2.3 Capital Accounts. The Partnership shall maintain for each Partner a separate capital account (a "Capital Account") in accordance with the capital accounting rules of section 704(b) of the Internal Revenue Code of 1986 (the "Code"), and the regulations thereunder (the "Income Tax Regulations") (including particularly section 1.704-1(b)(2)(iv) of the Income Tax Regulations).

        (a) In general, under such capital accounting rules (but subject to any contrary requirements of the Code and the Income Tax Regulations), a Partner's Capital Account shall be (i) increased by the amount of money and the fair market value (determined in accordance with Section 4.4 or as otherwise provided in the Greenville/Spartanburg Contribution Agreement or the IPWT Contribution Agreement) of other property (net of liabilities secured by such contributed property that the Partnership is considered to take subject to or assume under section 752 of the Code) contributed by the Partner to the Partnership and allocations to the Partner of Partnership income and gain (or items thereof), including income and gains exempt from tax, and (ii) decreased by the amount of money and the fair market value (determined in accordance with Section 4.4) of other property distributed (net of liabilities secured by such distributed property that the Partner is considered to take subject to or assume under section 752 of the Code) to the Partner by the Partnership and allocations to the Partner of Partnership loss and deduction (or items thereof), including Partnership expenditures not deductible in computing its taxable income and not properly chargeable to Capital Account. For purposes of making allocations of all items of income, gain, loss and deduction and for purposes of crediting or charging distributions to Capital Accounts, the Preferred Limited Partner shall be considered to have a Capital Account separate and distinct from its Capital Account attributable to its additional interest as a Limited Partner.

        (b) When Partnership property is revalued by the General Partner pursuant to Section 4.5 or distributed in kind (whether in connection with dissolution and liquidation of the Partnership or otherwise), the Capital Accounts of the Partners first shall be adjusted to reflect the manner in which the unrealized income, gain, loss or deduction inherent in such property (that has not previously been allocated to Capital Accounts) would be allocated among the Partners if there were a taxable disposition of such property for its fair market value (determined in accordance with Section 4.4 and taking into account section 7701(g) of the Code) and such income, gain, loss or deduction had been recognized for federal income tax purposes immediately upon such distribution or the event requiring such revaluation.

        (c) Where section 704(c) of the Code applies to Partnership property or when Partnership property is revalued pursuant to section 1.704-1(b)(2)(iv)(f) of the Income Tax Regulations, Capital Accounts of the Partners shall be adjusted in accordance with section 1.704-1(b)(2)(iv)(g) of the Income Tax Regulations as to allocations to the Partners of depreciation, depletion, amortization and gain or loss, as computed for book purposes with respect to such property.

        (d) The General Partner shall direct the Partnership's accountant to make all necessary adjustments in each Partner's Capital Account as required by the rules of section 704(b) of the Code and the regulations thereunder.


                                    ARTICLE 3

                        Profits and Losses; Distributions

        3.1 Profits and Losses. A Partner's distributive share of the Partnership's total income, gain, loss, deduction or credit (or items thereof), which total shall be as shown on the annual federal income tax return prepared by the Partnership's accountants or as finally determined by the Internal Revenue Service or the courts, and as modified by the capital accounting rules of section 704(b) of the Code and the Income Tax Regulations thereunder as implemented by Section 2.3, as applicable, shall be determined as provided in this Section 3.1.

        (a) Except as otherwise provided in this Section 3.1, items of Partnership income, gain, loss, deduction and credit shall be allocated among the Partners in proportion to their respective actual Capital Contributions (each, a "Partnership Interest").

        (b) Solely for tax purposes, in determining each Partner's allocable share of the taxable income or loss of the Partnership, depreciation, depletion, amortization and gain or loss with respect to any contributed property, or with respect to revalued property where Partnership property is revalued pursuant to section 1.704-1(b)(2)(iv)(f) of the Income Tax Regulations, shall be allocated to the Partners under the remedial method as provided in section 1.704-3(d) of the Income Tax Regulations.

        (c) Notwithstanding anything to the contrary in this Section 3.1, if there is a net decrease in Partnership Minimum Gain or Partner Nonrecourse Debt Minimum Gain (as such terms are defined in sections 1.704-2(b) and 1.704-2(i)(2), respectively, of the Income Tax Regulations) during a Partnership taxable year, then each Partner shall be allocated items of Partnership income and gain for such year (and, if necessary, for subsequent years), to the extent required by, and in the manner provided in, section 1.704-2 of the Income Tax Regulations. This provision is intended to be a "minimum gain chargeback" within the meaning of sections 1.704-2(f) and 1.704-2(i)(4) of the Income Tax Regulations and shall be interpreted and implemented as therein provided.

        (d) Subject to the provisions of Section 3.1(c), but otherwise notwithstanding anything to the contrary in this Section 3.1, if any Partner's Capital Account has a deficit balance in excess of such Partner's obligation to restore its Capital Account balance, computed in accordance with the rules of section 1.704-1(b)(2)(ii)(d) of the Income Tax Regulations (including such Partner's share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain as provided in sections 1.704-2(g) and 1.704-2(i)(5) of the Income Tax Regulations), then sufficient amounts of income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such year) shall be allocated to such Partner in an amount and manner sufficient to eliminate such deficit as quickly as possible. This provision is intended to be a "qualified income offset" within the meaning of section 1.704-1(b)(2)(ii)(d) of the Income Tax Regulations and shall be interpreted and implemented as therein provided.

        (e) Solely for tax purposes, gain recognized (or deemed recognized under the provisions hereof) upon the sale or other disposition of Partnership property, which is subject to depreciation recapture, shall be allocated among the Partners as provided in section 1.1245-1(e) of the Income Tax Regulations.

        (f) Except as otherwise provided in Section 3.1(j), if and to the extent any Partner is deemed to recognize income as a result of any loans described herein pursuant to the rules of sections 1272, 1273, 1274, 1274A, 7872, 482 or 483 of the Code, or any similar provision now or hereafter in effect, any corresponding resulting deduction of the Partnership shall be allocated to the Partner who is charged with the income. Subject to the provisions of section 704(c) of the Code and Sections 3.1(b) through 3.1(d) hereof, if and to the extent the Partnership is deemed to recognize income as a result of any loans described herein pursuant to the rules of sections 1272, 1273, 1274, 1274A, 7872, 482 or 483 of the Code, or any similar provision now or hereafter in effect, such income shall be allocated to the Partner who is entitled to any corresponding resulting deduction.

        (g) Except as otherwise required by law, tax credits shall be allocated among the Partners pro rata in accordance with the manner in which Partnership profits are allocated to the Partners under this Section 3.1, as of the time the credit property is placed in service or if no property is involved, as of the time the credit is earned. Recapture of any tax credit required by the Code shall be allocated to the Partners in the same proportion in which such tax credit was allocated.

        (h) Except as provided in Sections 3.1(f) and 3.1(g) or as otherwise required by law, if the Partnership Interests of the Partners are changed hereunder during any taxable year, all items to be allocated to the Partners for such entire taxable year shall be prorated on the basis of the portion of such taxable year which precedes each such change and the portion of such taxable year on and after each such change according to the number of days in each such portion, and the items so allocated for each such portion shall be allocated to the Partners in the manner in which such items are allocated as provided in this
Section 3.1 during each such portion of the taxable year in question.

        (i) Any special allocation of income or gain pursuant to Section 3.1(d) shall be taken into account in computing subsequent allocations of income and gain pursuant to this Section 3.1 so that the net amount of all such allocations to each Partner shall, to the extent possible, be equal to the net amount that would have been allocated to each such Partner pursuant to the provisions of this Section 3.1 if such special allocations of income or gain under Section 3.1(d) had not occurred.

        (j) (1) Items of deduction and loss attributable to recourse liabilities of the Partnership (within the meaning of section 1.752-1(a)(1) of the Income Tax Regulations but excluding Partner nonrecourse debt within the meaning of section 1.704-2(b)(4) of the Income Tax Regulations) shall be allocated among the Partners in accordance with the ratio in which the Partners share the economic risk of loss (within the meaning of section 1.752-2 of the Income Tax Regulations) for such liabilities.

                (2) Items of deduction and loss attributable to Partner nonrecourse debt within the meaning of section 1.704-2(b)(4) of the Income Tax Regulations shall be allocated to the Partners bearing the economic risk of loss with respect to such debt in accordance with section 1.704-2(i) of the Income Tax Regulations.

                (3) Items of deduction and loss attributable to Partnership nonrecourse liabilities within the meaning of section 1.704-2(b)(1) of the Income Tax Regulations shall be allocated among the Partners proportionately in accordance with their Partnership Interests.

                (4) All other items of deduction or loss ("Net Loss") shall be allocated (A) First, if allocations of items of income or gain have been made to any Partner under Section 3.1(k)(6)(A), then to such Partner in the amount of, and proportionate to, the amount of such items of income or gain; (B) Second, among any New Partners (as defined in Section 2.1(f)), an amount of Net Loss sufficient to reduce its Capital Account balance to what it would have been had all Partners been admitted to the Partnership as of the date hereof, with losses so allocated to each New Partner in the proportion which such New Partner's capital contribution bears to the capital contributions of all New Partners; and (C) Third, among (i) the Partners (other than the Preferred Limited Partner and the Junior Preferred Limited Partner), proportionately in accordance with their Partnership Interests, except that Net Loss shall not be allocated to any Partner to the extent it would create a deficit balance in excess of such Partner's obligation to restore its capital account balance, computed in accordance with the rules of section 1.704-1(b)(2)(ii)(d) of the Income Tax Regulations and including such Partner's share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain as provided in sections 1.704-2(g) and 1.704-2(i)(5) of the Income Tax Regulations; (ii) next to the Junior Preferred Limited Partner to the extent of its Capital Account balance until the balance of its Capital Account is equal to zero (but never reduced below zero); and
        (iii) thereafter to the Preferred Limited Partner to the extent of its Capital Account balance until the balance of its Capital Account is equal to zero (but never reduced below zero). Any Net Loss which cannot be allocated to a Partner because of the limitation set forth in the previous sentence shall be allocated first to the other Partners to the extent such other Partners would not be subject to such limitation and second any remaining amount to the Partners in the manner required by the Code and the Income Tax Regulations.

        (k) Subject to the provisions of Sections 3.1(c) through 3.1(j), items of income and gain shall be allocated to the Partners in the following priority:

                (1) First, to the Preferred Limited Partner, (i) first, in an amount equal to the excess of the amount of losses previously allocated to it pursuant to Section 3.1(j)(4) over the amount of income previously allocated to it pursuant to this clause (i) of Section 3.1(k)(1) and
        (ii) thereafter in the amount of any distributions of the Preferred Return made to it pursuant to Section 3.3(d)(1)(i).

                (2) Second, to the Junior Preferred Limited Partner, (i) first, in an amount equal to the excess of the amount of losses previously allocated to it pursuant to Section 3.1(j)(4) over the amount of income previously allocated to it pursuant to this clause (i) of Section 3.1(k)(2) and (ii) thereafter in the amount of any distributions of the Junior Preferred Return made to it pursuant to Section 3.3(d)(2)(i).

                (3) Third, to those Partners who have had items of loss or deductions allocated to them under section 3.1(j)(1), in the amount of, and proportionate to, the amount of such items of loss or deduction (provided, however, that no such allocation shall be made with respect to previously allocated items of loss or deduction to the extent of any income and gains previously deemed recognized under Section 2.3(b)).

                (4) Fourth, if allocations of Net Loss have been made to the Partners under Section 3.1(j)(4)(C)(i), then in the amount of, and proportionate to, the amount of such Net Loss (provided, however, that no such allocation shall be made with respect to previously allocated Net Loss to the extent of any income and gains previously deemed recognized under Section 2.3(b)).

                (5) Fifth, to the Partners (other than the Preferred Limited Partner and the Junior Preferred Limited Partner), in amounts sufficient, after taking into account all amounts previously distributed to such Partner and including such Partner's actual Capital Contributions, to yield a pre-tax internal rate of return of fifteen percent (15%), on such Partner's actual Capital Contributions and in proportion to the amount required for each Partner.

                (6) Sixth, (A) twenty percent (20%) of the balance to ICM-IV; and (B) eighty percent (80%) of the balance among the Partners (other than the Preferred Limited Partner and the Junior Preferred Limited Partner) in proportion to their relative Partnership Interests;

        (l) Notwithstanding Section 3.1(k), but subject to the provisions of
Section 3.1(c) through 3.1(j), gain which is recognized (or deemed to be recognized) upon the sale, exchange or other disposition of all or substantially all of the assets of the Partnership or upon the dissolution of the Partnership shall be allocated in the following order:

                (1) First, to the Preferred Limited Partner, in an amount sufficient to bring its Capital Account balance (computed in the same manner as provided parenthetically in subparagraph 3 below) to an amount equal to the amount of its accrued and unpaid Preferred Return and its unrepaid Capital Contribution.

                (2) Second, to the Junior Preferred Limited Partner, in an amount sufficient to bring its Capital Account balance (computed in the same manner as provided parenthetically in subparagraph (3) below) to an amount equal to the amount of its accrued and unpaid Junior Preferred Return and its unrepaid Capital Contribution.

               (3) Third, to the Partners (other than the Preferred Limited Partner and the Junior Preferred Limited Partner) having deficit balances in their Capital Accounts (computed after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation or dissolution occurs and including each Partner's share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain as provided in sections 1.704-2(g) and 1.704- 2(i)(5) of the Income Tax Regulations), to the extent of, and in proportion to, those deficits; and

                (4) Thereafter, so as to cause the credit balance in each Partner's (other than the Preferred Limited Partner and the Junior Preferred Limited Partner) Capital Account (computed in the same manner as provided parenthetically in the preceding subparagraph (3)), to equal as nearly as possible, the amount such Partner would receive in a distribution, if the distribution were made in accordance with the provisions of Section 3.3(d).

        (m) Unless otherwise specified by the instruments of transfer, any Partner transferring part of its interest pursuant to this Agreement shall be deemed to be transferring that portion of its share in future allocations of the Partnership attributable to the portion of its total Capital Account transferred by it.

        (n) All matters not expressly provided for by the terms of this Agreement concerning the valuation of assets of the Partnership, the allocation of profits, gains, deductions, losses and credits among the Partners, including taxes thereon, and accounting procedures shall be reasonably determined by the General Partner, whose determination shall be final and conclusive as to all of the Partners, provided that such action does not materially decrease the amount or postpone the timing of any distributions, including distributions upon liquidation, that any Partner would otherwise be entitled to receive pursuant to this Agreement.

        (o) Any financing or refinancing of TCI Debt (as defined in section 2.3(b) of the Greenville/Spartanburg Contribution Agreement) shall be a "non-recourse" liability of the Partnership as such term is used in Section 1.752-1(a)(ii) of the Income Tax Regulations.

        3.2 Partnership Expenses. To the extent not paid by IP-IV or an Investing Partnership, the Partnership shall pay (or reimburse the General Partner or ICM-IV for) all expenses relating to the Partnership's business, investments or reports not required to be borne by the General Partner or ICM-IV pursuant to Section 4.6(b), including, without limitation, the following expenses: organization and offering expenses, placement fees, interest, legal, accounting, consulting and investment banking fees and expenses of the Partnership in connection with its investments, preparation of federal and state tax returns, cost of Partnership meetings (if any), all costs of acquisition and disposition of assets, securities or investments (including legal, overhead expenses, accounting, banking and advisory fees, expenses and commissions), all costs of research, market and statistical information which are paid to unrelated third parties in connection with a potential transaction, directors and advisers fees paid to unrelated third parties, fees and expenses incurred in connection with investigation, prosecution, or defense of any claims by or against the Partnership, all costs of insurance and any extraordinary or other expenses which the General Partner reasonably determines should properly be considered related to the investment of the Partnership's assets or the operations of the Partnership or its assets or investments.

        3.3  Distributions.

        (a) Subject to Section 3.3(e), prior to dissolution of the Partnership, the General Partner shall, to the extent of available cash, distribute in cash, no later than ninety (90) days after the close of each fiscal year, the excess, if any, of (i) forty percent (40%) of an amount equal to the excess, if any, of the cumulative items of income and gain over the cumulative items of deduction, loss and credit (grossed up to a deduction equivalent at a forty percent (40%) tax rate) of the Partnership as shown on the federal income tax returns of the Partnership for all periods over (ii) the sum of amounts previously distributed pursuant to Section 3.3(a), 3.3(b) or 3.3(c), provided that the General Partner shall make such distributions on a quarterly basis as soon as possible to address any Partner's quarterly payments of estimated tax if such early distribution is feasible in terms of available cash and accurate anticipation of the fiscal year's net tax position. The General Partner, in its reasonable discretion, may adjust the rate of distribution provided in this Section 3.3(a) to reflect any changes made to the ordinary income and capital gains tax rates of the Code which may have the effect of requiring the Partners to pay more or less taxes on ordinary income or capital gains generated by Partnership activities. Distributions pursuant to this Section 3.3(a) shall be made to the Partners ratably in the proportions in which the net recognized income and gains (but not income and gains deemed recognized under Section

2.3(b)) for such fiscal periods have been allocated to them for federal income tax purposes pursuant to Section 3.1. For purposes of this Section 3.3(a), in the case of property contributed to the capital of the Partnership, items of income, gain, deduction and loss shall be computed as if the tax basis of such property were equal to its fair market value at the time of such contribution as determined in the Greenville/Spartanburg Contribution Agreement or the IPWT Contribution Agreement, or as otherwise provided herein.

        (b) Subject to Sections 3.3(a) and 3.3(e), prior to dissolution of the Partnership, the General Partner shall distribute the net proceeds from the sale or other disposition of any investment, after payment of all indebtedness with respect thereto and less reasonable estimates for the Partnership's expenses, liabilities, contingencies and working capital requirements, no later than ninety (90) days after the close of such sale.

        (c) Subject to the mandatory distribution provisions set forth in Sections 3.3(a) and 3.3(b) and to Section 3.3(e), prior to dissolution of the Partnership, the General Partner shall distribute to the Partners no less frequently than on a quarterly basis cash received by the Partnership from operations, any transaction not described in Section 3.3(b), and any dividends, interest or other cash distributions from any corporation or other entity in which the Partnership has invested and which is not necessary in the reasonable judgment of the General Partner for the payment of Partnership expenses or debt or the maintenance of reasonable reserves for the Partnership's expenses, liabilities, contingencies and working capital requirements. With the consent of seventy percent (70%) in interest of the Limited Partners, and with the consent of the Preferred Limited Partner with respect to distributions to such Partner and the consent of the Junior Preferred Limited Partner with respect to distributions to such Partner, distributions may be made in assets of the Partnership other than those described in the preceding sentence.

        (d) Distributions pursuant to Sections 3.3(b) and 3.3(c) shall be made as follows:

                (1) First, to the Preferred Limited Partner (i) in payment of its accrued Preferred Return until it has received the full amount thereof, and (ii) then in payment of its unrepaid Capital Contribution. For purposes of this Agreement, the "Preferred Return" shall be an amount equal to eleven and three quarters percent (11.75%), per annum, compounded semi-annually, multiplied by its unrepaid Capital Contributions; for purposes of calculating Preferred Return for a subsequent period, any accrued and unpaid Preferred Return shall be added to the principal amount of the unrepaid Capital Contribution; and

                (2) Second, to the Junior Preferred Limited Partner (i) in payment of its accrued Junior Preferred Return until it has received the full amount thereof, and (ii) then in payment of its unrepaid Capital Contribution. For purposes of this Agreement, the "Junior Preferred Return" shall be an amount equal to twelve and three quarters percent (12.75%), per annum, compounded annually, multiplied by the Junior Preferred Limited Partner's unrepaid Capital Contribution; for purposes of calculating Junior Preferred Return for a subsequent period, any accrued and unpaid Junior Preferred Return shall be added to the principal amount of the unrepaid Capital Contribution; and

                (3) Third, to those Partners (other than the Preferred Limited Partner and the Junior Preferred Limited Partner) that have not received distributions pursuant to this Section 3.3 equal to their actual Capital Contributions, in proportion to their relative actual Capital Contributions until the Partners (other than the Preferred Limited Partner and the Junior Preferred Limited Partner) have received distributions pursuant to this Section 3.3 equal to their actual Capital Contributions; and

                (4) Fourth, to those Partners (other than the Preferred Limited Partner and the Junior Preferred Limited Partner) that have not received distributions pursuant to this Section 3.3 of amounts sufficient to yield a pre-tax internal rate of return of fifteen percent (15%) on their actual Capital Contributions, until such time that they have each received distributions pursuant to this Section 3.3 of amounts sufficient to yield a pre-tax internal rate of return of fifteen percent (15%) on their actual Capital Contributions and in proportion to the amount required for each such Partner; and

                (5) Fifth, twenty percent (20%) of the balance to ICM-IV and eighty percent (80%) of the balance to the Partners (other than the Preferred Limited Partner and the Junior Preferred Limited Partner) in proportion to their relative Partnership Interests.

All distributions made pursuant to this Section 3.3 (other than pursuant to Subsections 3.3(d)(1) and 3.3(d)(2)) shall be treated as a return of Partners' Capital Contributions until their respective actual Capital Contributions are returned in full. Except as otherwise provided herein, no Partner shall have a priority over any other Partner as to returns of Capital Contributions or as to compensation as a Partner by way of income.

        (e) Any other provision of this Agreement to the contrary notwithstanding, no distribution shall be made which would render the Partnership insolvent or which is prohibited by the terms of any indebtedness of the Partnership, IP-IV or an Investing Partnership, provided, however, that the General Partner shall use its reasonable best efforts to obtain the right to make tax distributions pursuant to Section 3.3(a) above under the terms of any such indebtedness.


                                    ARTICLE 4

                            Management of Partnership

        4.1 Management Generally. Except as otherwise provided herein, the business of the Partnership shall be conducted and managed exclusively by the General Partner and administered by ICM-IV under the supervision of the General Partner. The General Partner will not be obligated to do or perform any act in connection with the business of the Partnership not expressly set forth in this Agreement. The General Partner (including Robert J. Lewis as chief executive officer of the managing member of the General Partner) shall devote such time, effort and skill to the business and affairs of the Partnership, IP-IV and any Investing Partnerships and their management as may be reasonable and necessary or appropriate for the welfare and success of the Partnership, IP-IV and the Investing Partnerships. The General Partner shall have the rights and powers and be subject to all the restrictions and liabilities of a partner in a partnership without limited partners.

        4.2 Specific Authority of the General Partner. Except as otherwise provided in this Agreement, the General Partner shall have full power and authority to do all things and to perform all acts that it reasonably deems necessary or advisable to conduct the business affairs of the Partnership, IP-IV and the Investing Partnerships, or incidental thereto, without the consent of any Limited Partner, including, without limitation, full power and authority to take any of the following actions, each of which is hereby expressly authorized by the parties hereto:

        (a) Enter into contracts and perform the obligations of the Partnership undertaken in such contracts, including, without limitation, any contract entered into with the General Partner or a Limited Partner pursuant to Section 6.2;

        (b) Make all decisions with respect to the investigation, selection, negotiation, structure, acquisition, operation and disposition of the assets of the Partnership, IP-IV or any Investing Partnership; and employ such agents, consultants, advisers, directors, attorneys, accountants, investment bankers and other personnel as may be necessary or appropriate for the business of the Partnership, IP-IV or the Investing Partnerships on such terms and conditions as the General Partner shall determine are reasonable; provided, however, that concurrent with the formation of a new Investing Partnership or any partnership which provides financing to any Investing Partnership, the General Partner will obtain an opinion of counsel, reasonably satisfactory to the Advisory Committee, that such Investing Partnership is taxable as a partnership.

        (c) Open, maintain and close bank accounts and draw checks and other orders for the payment of money;

        (d) Collect accounts receivable, income and other payments due to the Partnership, IP-IV or any Investing Partnership;

        (e) Keep the books and records of the Partnership and hire independent certified public accountants;

        (f) Pay accounts payable and other expenses of the Partnership;

        (g) Transfer, hypothecate, compromise or release any Partnership claim;

        (h) Administer the financial affairs of the Partnership, IP-IV and any Investing Partnership, make tax and accounting elections, including an election or elections under section 754 of the Code (which election shall be made upon the request of any Limited Partner), file all required tax returns relating to the Partnership, pay the liabilities of the Partnership and distribute the profits of the Partnership to the Partners;

        (i) Borrow money on behalf of the Partnership, IP-IV or any Investing Partnership and make, issue, accept, endorse and execute promissory notes, drafts, bills of exchange, guarantees, and other instruments and evidences of indebtedness in the name of the Partnership, IP-IV or any Investing Partnership, including, without limitation, in connection with and as part of purchasing assets and securities for the Partnership, IP-IV or any Investing Partnership and mortgage, pledge, assign or grant security interests in all or any part of the assets then owned or thereafter acquired by the Partnership, IP-IV or any Investing Partnership in connection therewith;

        (j) Cause the Partnership, IP-IV and any Investing Partnership to purchase and maintain any insurance, in amounts and on terms customary in the industry, covering the potential liabilities of the Partnership, the General Partner and its members, partners, employees and agents, and the officers, directors and employees of the members of the General Partner, as well as the potential liabilities of any person serving at the request of the Partnership, IP-IV or any Investing Partnership as a director, officer, employee, agent, partner, consultant or adviser of any corporation or other entity in which the Partnership, IP-IV or any Investing Partnership has an investment; provided, however, the General Partner shall cause the Partnership to purchase insurance for the liabilities of directors and officers to the extent such insurance is available on commercially reasonable terms;

        (k) Commence or defend litigation that pertains to the Partnership, IP-IV or any Investing Partnership or any assets of the Partnership, IP-IV or any Investing Partnership and investigate potential claims;

        (l) Execute and file fictitious business name statements and similar documents;

        (m) Admit additional Limited Partners and permit additional capital contributions as provided in Sections 2.1(c) and 2.1(d) (and appropriately amend this Agreement to reflect such admissions and additional capital contributions) without the consent of any Limited Partner except as provided in Section 2.1(c) and admit an assignee of a Limited Partner's interest to be a substituted Limited Partner in the Partnership (and appropriately amend this Agreement and the Partnership records to reflect such assignment), without the consent of any Limited Partner;

        (n) Terminate the Partnership pursuant to Section 7.2(vi), (vii) or
(viii); and

        (o) Execute and deliver all documents and instruments necessary or advisable to carry out the foregoing.

        4.3 Reports. The General Partner will distribute annual audited financial statements of the Partnership, prepared by a "big six" accounting firm, to the Limited Partners within ninety (90) days after the end of each Partnership fiscal year. The General Partner will distribute unaudited quarterly progress reports on the Partnership's investment activities to the Limited Partners within forty-five (45) days of the end of the first three fiscal quarters. The General Partner will distribute monthly income statements of the Partnership to the Limited Partners as soon as practicable after such statements are prepared, but in no event more than twenty-five (25) days after the end of such month. The General Partner will distribute any default notices with respect to the debt of the Partnership, IP-IV or any Investing Partnership to the Limited Partners within five (5) days of the receipt thereof from a lender or the delivery thereof by the Partnership, IP-IV or any Investing Partnership to a lender.

        4.4  Valuation of Assets.

        (a) The General Partner shall value the assets of the Partnership whenever the General Partner may, in its sole discretion, deem appropriate, and whenever else required by this Agreement or under the Code, and on any date provided for in this Agreement on which valuation is required due to the withdrawal of a Limited Partner pursuant to Section 2.2 or Section 7.6, and shall within ninety (90) days of each such date furnish to each Limited Partner a statement showing the value of each system and the net worth of the Partnership. If the Partnership is dissolved and the assets are not sold, the General Partner shall value the assets of the Partnership as of the date of dissolution and shall as promptly as practicable thereafter furnish the Limited Partners with the statement showing the value of each system and the net worth of the Partnership. The value of any system of the Partnership determined by the General Partner pursuant to this Section 4.4(a) shall be conclusive and binding on all of the Partners and all parties claiming through or under them except as provided in Section 4.4(c).

        (b) In the event of the withdrawal of a Limited Partner from the Partnership pursuant to Section 2.2 or Section 7.6, the General Partner shall within a reasonable period of time notify the Limited Partners in writing of the valuation of the total amount of the assets of the Partnership attributable to the withdrawing Limited Partner.

        (c) If (i) any of the Limited Partners object in writing to the valuation of the systems and/or net worth of the Partnership made pursuant to
Section 4.4(a) by the General Partner or (ii) the withdrawing Limited Partner objects in writing to the valuation of the systems and/or net worth of the Partnership made pursuant to Section 4.4(b) by the General Partner, in either case, within thirty (30) days after the General Partner has furnished the Limited Partners with the statement provided by Section 4.4(a) or 4.4(b) as of such date, the General Partner shall give notice to all the Limited Partners of such objection and the General Partner shall attempt to determine an alternative value for the systems and net worth of the Partnership (with respect to a valuation pursuant to Section 4.4(a)) or the assets of the Partnership attributable to the withdrawing Partner (with respect to a valuation pursuant to Section 4.4(b)). If the General Partner and (i) seventy percent (70%) in interest of the Limited Partners (with respect to a valuation pursuant to 4.4(a)) or (ii) the withdrawing

Limited Partner (with respect to a valuation pursuant to Section 4.4(b)) are unable to determine an alternative value for the systems and/or net worth of the Partnership within sixty (60) days after such objections, the matter in dispute shall be submitted to three appraisers of which one shall be chosen by the General Partner, one by (x) seventy percent (70%) in interest of the Limited Partners (with respect to a valuation pursuant to Section 4.4(a)) or (y) the withdrawing Limited Partner (with respect to a valuation pursuant to Section 4.4(b)) and the third by means of the written agreement of the two appraisers selected by such Partners, provided that such third individual is not associated with any of the Partners. Each appraiser appointed in accordance with this paragraph shall complete its appraisal within sixty (60) days of its appointment. The two appraisals closest to one another shall be averaged and such valuation shall be final and binding on the Partners. If performed in connection with Section 4.4(a), the Partnership shall bear all of the costs and expenses of such appraisal. The Partnership and the withdrawing Limited Partner shall each bear one-half (1/2) of the costs and expenses of such appraisal if performed in connection with Section 4.4(b).

        4.5 Revaluation of Partnership Assets. The General Partner shall revalue Partnership property to its fair market value (determined as provided in Section 4.4) as of the date when any additional or existing Partner makes a non-pro rata contribution of money or property to the Partnership in exchange for an interest in the Partnership or when the Partnership distributes money or property to a withdrawing or continuing Partner in exchange for all or part of its interest in the Partnership.

        4.6  Administration Fee and Expenses.

        (a) Administration Fee. The Partnership will pay to ICM-IV in cash during the period the Partnership is in existence, as full payment for administrative services rendered to the Partnership, an annual administration fee (the "Administration Fee") equal to one percent (1%) per annum of the total Capital Contributions that have been funded by Partners to the Partnership (other than with respect to the preferred limited partner interest of the Preferred Limited Partner but including the original amount of the Capital Contribution of the Junior Preferred Limited Partner as set forth in footnote 6 to EXHIBIT 1) determined as of the beginning of each calendar quarter in each fiscal year of the Partnership; provided, however, if the acquisition of a cable system by the Partnership, IP-IV or an Investing Partnership is made with debt financing of more than two-thirds of the purchase price of such cable system, capital contributions of one-third of such purchase price shall be deemed to have been made and the Administration Fee shall be paid on such deemed contributions. At such time as any such debt financing is replaced with actual Capital Contributions of the Partners, the Administration Fee shall be based on such actual Capital Contributions rather than a deemed contribution for such amount. Notwithstanding the foregoing, in no event shall an Administration Fee be payable on any amounts in excess of the total capital commitments to the Partnership. Except with respect to acquisitions of cable systems with debt financing as set forth above, ICM-IV agrees that it will not receive an administration fee from the Investing Partnerships of the Partnership greater than one percent (1%) of the capital contributions to the Investing Partnerships and the Partnership. The Administration Fee for the first year on any capital contribution shall be paid in advance upon payment of such capital contribution and shall begin to accrue from the closing of the first cable television system purchased by the Partnership. The Administration Fee for all subsequent periods shall be paid quarterly, in advance, one-fourth of one percent (.25%) per quarter, on the first business day of each calendar quarter, beginning with the first calendar quarter that begins after the first anniversary of the payment of such capital contribution. Any Administration Fee due for the period from the expiration of such first year and the next scheduled payment of the Administration Fee shall be paid at such next payment date. The Administration Fee shall be offset, on a cumulative basis, by any administration fee received by ICM-IV or any affiliate of ICM-IV from IP-IV or any Investing Partnership. The Administration Fee for the Partnership's last annual fiscal year, if less than a full year, shall be prorated based upon the number of days in such period.

        (b) General Partner Expenses. The General Partner and ICM-IV will bear and be charged with the following expenses: salaries and other expenses (including bonuses and health, welfare, retirement and other benefits) and overhead expenses (including rents, travel and costs) of the General Partner, ICM-IV, and the chief operating officer and the directors of development, finance and accounting of ICM-IV and their related staffs.

        4.7  Rights of the Limited Partners.

        (a) No Control. The Limited Partners shall not take part in the control, management, direction or operation of the business of the Partnership, nor, except as specified in Section 4.7(b) and Section 4.9, have the right, power or authority to be consulted with respect to investment decisions or the other affairs of the Partnership nor have the power to sign documents for or otherwise bind the Partnership and shall have no right to consent on any matter except those expressly set forth in this Agreement or otherwise specified in Section 4.7(b) and Section 4.9.

        (b) Consents. The Limited Partners shall have a right to consent only with respect to those matters expressly set forth in this Agreement and the matters listed below, which actions may be taken only with the written consent of the General Partner (except with respect to item (iv) which action may be taken without the consent of the General Partner and except to the extent provided in Section 4.9) and the affirmative consent of the percent in interest of the Limited Partners so indicated. The Preferred Limited Partner and the Junior Preferred Limited Partner shall not be entitled to consent, initiate or cause any sale of the Partnership's cable systems or otherwise vote on or take action with respect to any matters in this Agreement, including without limitation Section 4.9 hereof, unless required by law and the preferred limited partnership interest of the Preferred Limited Partner and the junior preferred limited partnership interest of the Junior Preferred Limited Partner shall not be included in either the numerator or the denominator of any computation of the required percentage in interest of the Limited Partners hereunder for all such purposes (except where the consent of the Preferred Limited Partner or the Junior Preferred Limited Partner is required); provided, that the Preferred Limited Partner and the Junior Preferred Limited Partner shall be entitled to consent on any matter which requires the unanimous consent of the Limited Partners and provided further that the Preferred Limited Partner's and the Junior Preferred Limited Partner's consents shall be required for any settlement with a tax authority which would affect the income, gain, loss, deductions or credits allocated to it. For any matters on which the Preferred Limited Partner and the Junior Preferred Limited Partner are not entitled to consent, the required consent shall be the required percent of interest of the Limited Partners other than the preferred limited partnership interest of the Preferred Limited Partner and junior preferred limited partnership interest of the Junior Preferred Limited Partner. In the event one Limited Partner holds seventy percent (70%) of the interests of the Limited Partners, all references in this Agreement to seventy percent (70%) shall be changed to seventy-five percent (75%). For purposes of this Agreement a Limited Partner's interest in the Partnership shall be determined on the basis of its actual Capital Contributions. The Limited Partners shall be entitled to consent on the following matters:

                (i) The amendment of this Agreement pursuant to Section 9.3 hereof upon the affirmative consent of seventy percent (70%) in interest of the Limited Partners; provided, however, that this Agreement may not be amended without the approval of the Partner being affected if the amendment would change the allocation to any Partner of any income or loss or distribution of cash or property from that which is provided or contemplated herein (other than as a result of any dilution in their Partnership Interests resulting from the admission of any new Limited Partners as contemplated by Section 2.1(c) or additional contributions by Partners pursuant to Section 2.1(d) or 2.1(e) hereof, as Section 2.1(c), Section 2.1(d) or 2.1(e) may be amended from time to time);

                (ii) The amendment of the allocations and distributions to the Limited Partners other than as permitted by Section 3.1 upon the affirmative consent of each Partner adversely affected;

                (iii) The admission of a new general partner where there is an existing General Partner upon the affirmative consent of seventy percent (70%) in interest of the Limited Partners;

                (iv) The approval of a transaction in which the General Partner or any of its affiliates has an actual or potential conflict of interest with the Limited Partners or the Partnership and which is not permitted by Section 6.1 or 6.2 or otherwise expressly permitted by the terms of this Agreement, upon the affirmative consent of seventy percent (70%) in interest of the disinterested Limited Partners; provided, however, the transactions set forth on EXHIBIT 2 hereto may be consummated by the Partnership, IP-IV or any Investing Partnership without any further consent of the Limited Partners;

                (v) The continuation of the Partnership to effect an orderly dissolution of the Partnership in accordance with Article 7 upon the affirmative consent of seventy percent (70%) in interest of the Limited Partners;

                (vi) The agreement to enter into any Investing Partnership or make any investments in excess of fifteen million dollars ($15,000,000) upon the affirmative consent of seventy percent (70%) in interest of the Limited Partners; provided, however, each of the acquisitions set forth on
        EXHIBIT 2 hereto may be consummated by the Partnership, IP-IV or any Investing Partnership without any further consent of the Limited Partners;

                (vii) The merger of or consolidation of the Partnership with any other entity upon the affirmative consent of each Partner;

                (viii) The taking of any act that would make it impossible to carry on the business of the Partnership except upon the dissolution of the Partnership in accordance with this Agreement upon the affirmative consent of each Partner;

                (ix) Confessing a judgment against the Partnership, IP-IV or any Investing Partnership in excess of one hundred fifty thousand dollars ($150,000) or settling a judgment against the Partnership, IP-IV or any Investing Partnership in excess of three hundred thousand dollars ($300,000) upon the affirmative consent of each Partner;

                (x) Using any funds or assets of the Partnership other than for the benefit of the Partnership upon the affirmative consent of each Partner;

                (xi) Taking any action that would subject the Limited Partners to personal liability as a general partner in any jurisdiction upon the affirmative consent of each Partner;

                (xii) The making of, execution of, or delivery of any general assignment for the benefit of the Partnership's creditors upon the affirmative consent of each Partner;

                (xiii) Any matter in the partnership agreement of IP-IV or any Investing Partnership that requires the consent of the Limited Partners or of the limited partner or a general partner other than the managing general partner of IP-IV or an Investing Partnership; provided, however, that the consent required under this clause (xiii) shall require the approval of the applicable percentage of Limited Partners that would have been required if such consent were required under this Agreement or if no percentage is specified hereunder, seventy percent (70%); and provided further, that the amount or timing of any distributions to the Partnership from any Investing Partnership or IP-IV may not be changed in a manner inconsistent with the amount or timing of distributions under this Agreement without the unanimous consent of the Limited Partners and the General Partner;

                (xiv) The approval of a transaction with Tele-Communications, Inc. or any of its affiliates in an amount greater than five hundred thousand dollars ($500,000) or transactions less than five hundred thousand dollars ($500,000), which exceed an aggregate of two million dollars ($2,000,000), in any twelve (12) month period, upon the affirmative consent of a majority in interest of the Limited Partners (other than TCI or any of its affiliates); provided, however, that purchases of programming and equipment on no less favorable to the Partnership than arms'-length terms and in the ordinary course of business shall not require any approval by the Limited Partners; and provided further, that the transactions set forth on EXHIBIT 2 hereto may be consummated by the Partnership, IP-IV or any Investing Partnership without any further consent of the Limited Partners;

                (xv) The approval of any waiver of rights of the Partnership under the IPWT Contribution Agreement if such waiver would result in the Partnership forgoing rights valued in excess of five percent (5%) of the total consideration paid by the Partnership for the contribution of partnership interests and debt transferred under such agreement; and

                (xvi) The designation of management personnel by the managing general partner of ICM-IV for allocation of the "IRR Bonus" provided for in the Incentive Bonus Program for management employees of the general partner of ICM-IV upon the affirmative consent of seventy percent (70%) in interest of the Limited Partners, which consent shall not unreasonably be withheld, in the event that the Limited Partners have not received a fifteen percent (15%) cumulative internal rate or return on their investment upon termination of the Partnership (calculated in accordance with Section 3.3(d)(4)); provided, however, that if TCI or an affiliate of TCI votes against such designation and a majority in interest of the Limited Partners (excluding TCI) agree to the designation, then such designation will be deemed approved.

        (c) Annual Operating Plan. The General Partner shall prepare and submit to the Limited Partner having the largest interest as a Limited Partner in the Partnership for approval (which approval shall not be unreasonably withheld) each year an annual operating plan for the Partnership (including IP-IV and the Investing Partnerships) which shall also set forth the amounts to be expended by the Partnership, IP-IV or any Investing Partnership for capital expenditures in the following categories: system rebuild, plant extensions, converters and related equipment, plant maintenance and miscellaneous expenditures. A copy of the final approved operating plan shall be sent to each Limited Partner. Notwithstanding any provision of this Agreement to the contrary, the General Partner, as general partner of IP-IV and each Investing Partnership shall cause IP-IV and each Investing Partnership not to make any expenditures which would cause expenditures in any enumerated category of the annual operating plan to exceed the approved amount for such category by more than ten percent (10%) without the consent of the largest Limited Partner as set forth above.

        (d) Advisory Committee. The Partnership will form an Advisory Committee (the "Advisory Committee") consisting of one representative from each of the seven (7) Limited Partners with the largest aggregate interests in the Partnership (for purposes of selection of the Advisory Committee, (i) each of the interests of GECC as a Preferred Limited Partner and a Limited Partner shall be aggregated, (ii) each of the interests of NationsBanc

Investment Corp. and Atlantic Equity Corporation as Limited Partners shall be aggregated, (iii) each of the interests of Mellon Bank, N.A., as Trustee for Third Plaza Trust and the interests of Mellon Bank, N.A., as Trustee for Fourth Plaza Trust as Limited Partners shall be aggregated, and (iv) each of the interests of the IP Holdings Affiliates (as that term is defined in EXHIBIT 1 hereto) shall be aggregated). For purposes of this Agreement, the determination of aggregate Limited Partner interests in the Partnership shall be based on the aggregate Limited Partner interests in the Partnership held by a Limited Partner and any affiliates thereof, which aggregate holdings shall entitle such Limited Partner and affiliates, if any, to one representative on the Advisory Committee. The General Partner will be responsible for administration of the Advisory Committee and shall have the right to attend any meeting of the Advisory Committee, but shall be excluded from Advisory Committee membership. The General Partner will distribute to the Advisory Committee monthly profit and loss statements of the Partnership and any other monthly financial statements prepared for management personnel. The General Partner will distribute to the Advisory Committee quarterly profit and loss statements, balance sheets and statements of cash flow of the Partnership. The General Partner will distribute to the Advisory Committee the proposed annual operating plan at the same time that it is submitted pursuant to Section 4.7(c) to the Limited Partner having the largest interest in the Partnership, and each member of the Advisory Committee shall have the right to consult with the General Partner regarding such plan for ten (10) days after receipt. In addition, the General Partner will distribute the foregoing reports to any Limited Partner that would be entitled to be on the Advisory Committee but due to regulatory requirements is precluded from membership on the Advisory Committee. The Advisory Committee (including any Limited Partner that because of regulatory requirements is precluded from membership on the Advisory Committee) will meet quarterly in a location approved by the General Partner and a majority of the members of the Advisory Committee, and will consult with and advise the General Partner with respect to the business of the Partnership and perform such other advisory functions as may be requested by the General Partner from time to time; provided, however, that the Advisory Committee shall not perform any functions or duties, which, if performed by a Limited Partner, would constitute participation in the control of the business of the Partnership under the Act. The doing of any act or the failure to do any act by any member of the Advisory Committee, acting in its capacity as such, the effect of which may cause or result in loss, liability, damage or expense to the Partnership or any Partner, shall not subject such member to any liability to the Partnership or to any Partner, except that such member may be so liable if it acted fraudulently or in bad faith or was guilty of willful misconduct or a breach of this Agreement. The Partnership shall pay all reasonable expenses of each member of the Advisory Committee incurred in connection with attendance at Advisory Committee meetings or otherwise in the performance of his or her duties as a member of the Advisory Committee. In the event that interests in the Partnership are converted into or exchanged for interests in a corporation (other than in connection with a sale of interests in the Partnership), the General Partner will take all actions necessary to cause a director of such corporation at all times to be a person designated by each Limited Partner entitled to a representative on the Advisory Committee, so long as such Limited Partner owns an interest in such corporation.

        (e) Dissolution or Bankruptcy of a Limited Partner. In the event of the dissolution, liquidation, bankruptcy or insolvency of a Limited Partner, the interest of such Limited Partner will continue at the risk of the Partnership business until the dissolution and winding up of the Partnership. The legal representative of a Limited Partner who has dissolved, liquidated or been declared bankrupt or become insolvent will succeed to such Limited Partner's interest in the Partnership, but will not be a substituted Limited Partner without the prior written consent of the General Partner which consent may be granted or denied in the sole and absolute discretion of the General Partner without the consent of any Limited Partner.

        4.8 Successor General Partner.

        (a) Removal of the General Partner.

        (i) Seventy percent (70%) in interest of the Limited Partners (or a majority in interest of the non-TCI Limited Partners with respect to Section 4.8(a)(i)(D)) may initiate removal of the General Partner by delivering written notice to the General Partner (x) specifying one or more grounds for removal that the Limited Partners believe exist, and, (y) if the notice specifies grounds for removal described in Section 4.8(a)(i)(A), selecting an individual to arbitrate whether such grounds exist in accordance with Section 4.8(a)(ii). For purposes of this Section 4.8(a), grounds for removal means any of the following:

                (A) conduct by or on behalf of the General Partner in connection with the Partnership that constitutes willful misconduct, bad faith, gross negligence, reckless disregard of its duties, criminal intent, or a material breach of this Agreement;

                (B) acceleration of the senior debt of the Partnership, IP-IV, any Investing Partnership or any operating company for any reason;

                (C) the occurrence of any event of default that permits acceleration of the Partnership's, IP-IV's, any Investing Partnership's or any operating company's senior debt, if such event of default has not been waived or cured within sixty (60) days of the date the General Partner knew or should have known of its occurrence; or

                (D) the death or permanent disability of Leo J. Hindery, Jr. ("Hindery"), or the refusal by Hindery, in the event that he ceases to be employed by TCI or an affiliate of TCI at any time prior to the sale of all or substantially all of the assets of the Partnership, to return to a position with the Partnership such that his relationship with the Partnership is substantially similar to the relationship he had with the Partnership prior to February 7, 1997.

        (ii) The existence of grounds for removal with respect to matters described in Section 4.8(a)(i)(A) shall be determined by arbitration. Within ten
(10) business days after
its receipt of the Limited Partners' notice described in Section 4.8(a)(i), the General Partner shall send a written notice to the Limited Partners selecting a second individual to arbitrate whether grounds for removal exist. If the General Partner fails to select a second arbitrator within the time period specified in the preceding sentence, the existence of grounds for removal shall be determined by the arbitrator selected by the Limited Partners (and such arbitrator shall be deemed to be the "arbitration panel" for purposes of this Section 4.8(a)). If the General Partner selects a second arbitrator within the specified time period, the existence of grounds for removal shall be determined by an arbitration panel consisting of the arbitrator selected by the Limited Partners, the arbitrator selected by the General Partner, and a third arbitrator selected by the two arbitrators previously selected. None of the arbitrators selected pursuant to this Section 4.8(a) shall be associated or affiliated with any of the Partners or with any member of the General Partner. The arbitration panel shall conduct its proceedings in San Francisco in accordance with the commercial rules of the American Arbitration Association then in effect and the determination of such panel shall be final and binding upon and enforceable against all Partners.

        (iii) If the required percent of the Limited Partners (with respect to matters described in Section 4.8(a)(i)(B), (C) or (D) or the arbitration panel (with respect to matters described in Section 4.8(a)(i)(A)) determines that grounds for removal exist, then:

                (A) A successor general partner of the Partnership shall be selected by seventy percent (70%) in interest of the Limited Partners. If the Limited Partners are unable to agree on a successor general partner within sixty (60) days after the determination under Section 4.8(a)(i)(B) or (C) that grounds for removal exist, the Partnership shall be dissolved in accordance with Article 7. If the Limited Partners are unable to agree on a successor general partner after the determination under Section 4.8(a)(i)(D) that grounds for removal exist, the General Partner shall continue to serve as general partner of the Partnership until a successor general partner is selected.

                (B) Promptly following the determination that grounds for removal exist, or upon the designation of a successor general partner in accordance with Section 4.8(c), the Partners and the members of the General Partner shall undertake to obtain any government consents and approvals necessary to permit the actions described in the following paragraphs of this Section 4.8(a)(iii) to be taken. Such actions shall be taken as soon as practicable after all such consents and approvals have been obtained; provided, however, that if all such consents and approvals shall not have been obtained within one (1) year after the determination by the arbitration panel that grounds for removal exist, the Partnership shall be dissolved in accordance with Article 7.

                (C) The successor general partner designated in accordance with
        Section 4.8(a)(iii)(A) or Section 4.8(c) shall be admitted as the general partner of the Partnership and the General Partner shall be converted into a limited partner of the Partnership as set forth in
        Section 4.8(a)(iii)(D). The successor general partner shall, beginning on the date of admission, have the same authority and obligations that the removed general partner had and shall have such rights to distributions and allocations as are determined by the unanimous consent of the Limited Partners and the removed General Partner. Upon the admission of the successor general partner, the rights to distributions and allocations of the Partners shall be modified to the extent required to reflect the rights accorded to the successor general partner. The admission of a successor general partner to the Partnership shall be deemed to have occurred prior to the effective date of the conversion of the General Partner.

                (D) Upon removal of the General Partner as general partner of the Partnership, its interest in the Partnership shall be converted to a limited partnership interest and the Partnership Agreement shall be amended to reflect the events set forth in this Section 4.8.

                (E) The removed General Partner shall remain liable for any obligations and liabilities incurred by it as general partner prior to the effective date of its removal but shall be free of any and all obligations or liabilities incurred on account of the activities of the general partner of the Partnership from and after that time.

        (b) Withdrawal of the General Partner.

        (i) For purposes of this Section 4.8(b), "withdrawal of the General Partner" shall include the occurrence of any of the following:

                (A) any event that causes the General Partner to cease to be the General Partner;

                (B) the bankruptcy, insolvency, or appointment of a trustee to manage the affairs of the General Partner or Robert J. Lewis;

                (C) the dissolution, whether or not required by operation of law or judicial decree, of the General Partner;

                (D) the death of Robert J. Lewis;

                (E) the incapacity of Robert J. Lewis such that he is unable to perform substantially all of his duties as chief executive officer of the managing member of the General Partner for a period of nine (9) months; or

                (F) any other event that causes the General Partner to cease to be controlled directly or indirectly through one or more intermediaries by Robert J. Lewis

        (ii) Upon the withdrawal of the General Partner, the provisions of
Section 4.8(a)(iii) shall be complied with, however, the time frames set forth in Sections 4.8(a)(iii)(A) and (B) shall run from the date of withdrawal of the General Partner.

        (c) Hindery's Return to the Partnership. In the event that Hindery ceases to be employed by TCI or an affiliate of TCI at any time prior to the sale of all or substantially all of the assets of the Partnership, Hindery may elect, in his sole discretion, directly or indirectly to return to a position with the Partnership such that his relationship with the Partnership is substantially similar to the relationship he had with the Partnership prior to February 7, 1997. In the event that Hindery elects to return to such a position with the Partnership and his return requires removal of the General Partner, then Hindery shall designate a successor general partner and the Partners shall comply with the provisions contained in Sections 4.8(a)(iii)(B) through 4.8(a)(iii)(E) to replace the General Partner (or any successor general partner then in existence) with the successor general partner designated in accordance with this Section 4.8(c) by Hindery.

        (d) General Provision Regarding Approvals by the Limited Partners. For purposes of any provision of this Section 4.8 that refers to the approval of a specified interest of the Limited Partners, any Limited Partner that is an affiliate of the General Partner shall not be entitled to consent or approve the matter at issue and such Limited Partner's interest shall not be taken into account in determining whether the matter at issue has been approved by Limited Partners holding the requisite interest.

        (e) Right To Recover Damages. (i) Removal of the General Partner pursuant to this Section 4.8 shall not limit the right of the Partnership or any Partner to recover any direct compensatory damages suffered by such person as a result of any breach of this Agreement by the General Partner or any other person.

        (ii) Removal of the General Partner, except pursuant to the terms of this Agreement, shall entitle the General Partner to receive, in cash compensation, damages for all direct and indirect economic consequences of such removal, including, but not limited to, damages for all lost profits. Such removed General Partner's interest in the Partnership shall be converted to a limited partnership interest pursuant to Section 4.8(a)(iii)(D).

        4.9 Sale Initiation Rights.

        (a) Any time after July 31, 1999, Partners (other than
Tele-Communications, Inc. or any directly or indirectly controlled affiliate thereof which is a Partner (collectively "TCI")) comprising twenty percent (20%) or more of the Interests in the Partnership may petition the General Partner to review, report on and recommend (or not) a sale of some or all of the Partnership's cable systems.

        (b) Any time after July 31, 2001, (i) Partners (other than TCI, the General Partner and InterMedia Partners, a California limited partnership ("IP-I")), comprising a majority or more of the Interests in the Partnership (other than Interests in the Partnership held by TCI, the General Partner and IP-I) may force a sale of one (1) or both of the Partnership's two



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

significant cable system clusters (i.e., (a) middle Tennessee and (b) eastern Tennessee, eastern Georgia and western South Carolina), by sending a notice to such effect (the "Sale Notice") to the General Partner; provided that TCI shall have a "right of first offer" related thereto as provided in Section 4.9(d) and the terms of any such sale shall be approved by Partners (other than TCI, the General Partner and IP-I) comprising a majority or more of the Interests in the Partnership (other than Interests in the Partnership held by TCI, the General Partner and IP-I), provided that any Sale Notice must include the sale of all of the systems in each cluster and shall include all significant clusters, or (ii) Partners (including TCI, the General Partner and IP-I) comprising seventy percent (70%) or more of the Interests in the Partnership may force a sale of some or all of the Partnership's cable systems by sending a Sale Notice to the General Partner and the terms of any such sale shall be approved by Partners (including TCI, the General Partner and IP-I) comprising seventy percent (70%) or more of the Interests in the Partnership unless such sale is to TCI in which case the foregoing percentage required to approve the terms of the sale to TCI shall be 75%. The Sale Notice shall indicate which cable television systems are desired to be sold and any desired price. The General Partner shall promptly respond to the Partners that sent the Sale Notice (the "Sale Partners") with a good faith proposal for effectuating the sale of the assets specified in the Sale Notice, such proposal to be approved by the Sale Partners. Immediately upon approval of such proposal, the General Partner shall use its best efforts to effect the sale on such terms as soon as is reasonably practicable and the General Partner will provide the Partners with monthly progress reports on the sale process.

        (c) In addition to Section 4.9(b), at any time, the General Partner may elect to (i) sell all or substantially all of the Partnership's cable systems subject to obtaining the consent of Partners (other than TCI) comprising a majority or more of the Partnership Interests (other than Partnership Interests held by TCI); provided that, if the General Partner makes an election to sell pursuant to this Section 4.9(c)(i) prior to July 31, 2001, TCI shall have a "right of first refusal" related thereto in accordance with the procedures set forth in Section 4.9(e) or (ii) sell some or all of the Partnership's cable systems subject to obtaining the consent of Partners (including TCI) comprising at least seventy percent (70%) of the Partnership Interests unless the sale is to TCI in which case the foregoing percentage shall be seventy-five percent (75%).

        (d) Before the Partnership shall offer to sell any of the Partnership's cable television systems pursuant to Section 4.9(b)(i), the General Partner shall (i) first deliver a notice to TCI offering to sell all such assets to TCI and specifying the purchase price and other terms on which the General Partner would propose to sell such assets to any third party (the date of such notice being the "Notice Date") and (ii) deliver to each Limited Partner a copy of an appraisal of any such cable television system conducted by an independent appraisal firm to be selected by the General Partner to the reasonable satisfaction of the Advisory Committee, provided, that such appraisal firm has no current or pre-existing relationship with the General Partner or any of its Affiliates other than transactions in which the appraisal firm (i) represents the General Partner or any of its Affiliates as a buyer or seller, (ii) represents the other party to a transaction with the General Partner or any of its Affiliates as a buyer or seller or (iii) any other transaction in the ordinary course of business with such appraisal firm on arm's-length terms. Within thirty (30) days after the Notice Date, TCI may, by



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

giving notice to the General Partner elect, to purchase all such assets for such purchase price and on such other terms specified in such notice and shall enter into an agreement binding it to such purchase within ninety (90) days after its election to exercise the right under such notice. If TCI fails to notify the General Partner of its agreement to purchase all of such assets as of the end of such thirty (30) day period, fails to enter into a purchase agreement within ninety (90) days of such election date, or fails to purchase the assets within either (i) one hundred fifty (150) days after entering into a purchase agreement or (ii) the earlier of ten (10) days after all regulatory and franchise approvals have been obtained or three hundred sixty (360) days after the Notice Date (each an "Abandonment Date"), TCI will not have the right to purchase any of such assets except as provided in the subsequent provisions of this Section 4.9(d) or if the failure to purchase such assets is due to a breach of such purchase agreement by the Partnership and, in the event of such abandonment, the TCI affiliates who are Limited Partners will be deemed to have approved any subsequent sale by the Partnership pursuant to the terms of this Section 4.9(d); provided, however, that nothing contained herein shall preclude TCI and its affiliates from participating in any auction of such assets by the Partnership. If TCI elects not to or does not purchase such assets offered in accordance with the terms of this Section 4.9(d), the General Partner may thereafter sell such assets to any third party only at a price equal to or greater than the price and on terms and conditions not materially more favorable to the purchaser than those specified in the notice delivered pursuant to this Section 4.9(d), provided that a binding agreement for such sale is executed within two hundred ten (210) days after the Abandonment Date and such sale shall be consummated within four hundred fifty (450) days of the Abandonment Date and, provided, further that in the event TCI enters into a purchase agreement with respect to such assets, but fails to close (other than due to a breach of the agreement by the Partnership), then the Partnership will be free to sell such assets at a price less than the price, and on terms and conditions materially more favorable to the purchaser than those, agreed to with TCI, but TCI will be permitted to participate in any auction by the Partnership for such assets. If a binding agreement is not executed within such two hundred ten (210) day period or such sale is not consummated within such four hundred fifty (450) day period, then the Partnership shall be required to again offer such assets to TCI pursuant to and must otherwise comply with the terms of this Section 4.9(d) unless the Partnership had previously entered into an agreement with respect to such assets and TCI had failed to close such agreement due to failure to obtain regulatory or franchise consents or due to a breach by TCI. The rights of TCI pursuant to this Section shall terminate if TCI enters into a binding agreement with respect to any of the Partnership's cable television systems and fails to close such purchase due to its breach; provided that TCI and its affiliates may participate in any auction by the Partnership of its assets.

        (e) If the Partnership desires to sell any of its cable systems as provided in Section 4.9(c)(i) to a third party pursuant to a bona fide written offer (which shall set forth all material terms of the proposed sale but may be subject to reasonable and customary conditions in the cable television industry) by such third party to purchase such cable systems for cash, then the Partnership shall first offer to sell such cable systems to TCI at the price and on the other terms stated in such bona fide written offer. The Partnership's offer to TCI shall be in writing and shall be accompanied by a copy of the third party bona fide offer. TCI shall have thirty (30) days from the date of receipt of such offer in which to accept it by giving written notice of such acceptance to the General Partner. If TCI fails to accept the Partnership's offer within such thirty (30) day period, the Partnership will be free to sell such cable systems for a period of three hundred sixty (360) days after the end of the thirty (30) day right of first refusal period, or such longer or shorter period as may be specified in the original bona fide offer, but only at a price and on terms not more favorable to the purchaser than those contained in the bona fide offer. If TCI timely accepts the Partnership's offer, TCI must enter into an agreement binding it to such purchase within ninety (90) days after its acceptance of such offer and must purchase such cable systems within either (i) one hundred fifty (150) days after entering into a purchase agreement or (ii) the earlier of ten (10) days after all regulatory and franchise approvals have been obtained or three hundred sixty
(360) days after receipt of the Partnership's offer, or in either case, such longer or shorter period as may have been specified in the original bona fide offer. If TCI accepts the Partnership's offer but fails to enter into a purchase agreement or fails to purchase the cable systems, in either case within the respective periods specified in the preceding sentence, then the Partnership may sell such cable systems at a price and on terms not more favorable to the purchaser than those contained in the bona fide written offer within the time period specified in such offer or, if no time period is specified in the offer, within three hundred sixty (360) days and TCI will not have the right to purchase any of such cable systems within such period. Any sale to any third party pursuant to this Section 4.9(e) shall not be connected in any way with any other transaction (including the sale of any other assets) under which consideration of any kind is transferred to the third party by the Partnership such that the price purported to be paid for the Partnership's cable systems (as specified in the bona fide offer) could overstate the value assigned thereto by the third party.

        (f) For purposes of this Section 4.9, all references to the Partnership's cable systems shall mean any cable system in which the Partnership has an ownership interest either directly or indirectly through IP-IV or any Investing Partnership.

        4.10 Nonvoting Interests. Notwithstanding anything to the contrary in this Agreement, if (i) a Limited Partner or any affiliate of such Limited Partner is subject to the Bank Holding Company Act of 1956, as amended, and Regulation Y of the Board of Governors of the Federal Reserve System (the "FRB") promulgated thereunder (such Limited Partner and any of its affiliates hereinafter collectively referred to as a "BHC LP"), (ii) the limited partnership interests of the Partnership (the "Interests") held by the BHC LP exceed five percent (5.0%) of the then total outstanding Interests (exclusive of the Nonvoting Interests, as defined below); and (iii) the BHC LP has not received the approval of the FRB to hold more than five percent (5.0%) of the Interests, then the overline amount of the Interests in excess of five percent (5.0%) shall constitute a separate class of limited partnership interests hereinafter referred to as "Nonvoting Interests". In addition, the aggregate amount of the Interests and Nonvoting Interests held by a BHC LP, that has not received the approval of the FRB to hold more than five percent (5.0%) of the Interests, shall at no time exceed twenty-four and nine-tenths percent (24.9%) of the aggregate amount of all outstanding Interests and Nonvoting Interests. The rights, privileges, benefits and liabilities appertaining to the Nonvoting Interests shall be identical in all respects to the rights, privileges, benefits and liabilities appertaining to the Interests, except that (i) holders



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

of Nonvoting Interests shall not be entitled to vote upon or give consents in respect of any action by the Partners, except those matters that, in the judgment of the BHC LP, acting upon advice of legal counsel, would significantly and adversely affect the rights or preference of its Interests or Nonvoting Interests, including but not limited to the issuance of additional Interests or Nonvoting Interests; any modification or amendment relating to the terms of its Interests, Nonvoting Interests or this Agreement; or the dissolution of the Partnership and (ii) the Nonvoting Interests (other than such Nonvoting Interests that are subject to the exception set forth in the immediately preceding clause (i)) shall not be included in either the numerator or the denominator of any computation of the required percentage in interest of the Limited Partners hereunder for all such purposes (except where the consent of the holders of the Nonvoting Interests is required).

                                    ARTICLE 5

                             Tax Matters and Reports

        5.1 Filing of Tax Returns. The General Partner, at the expense of the Partnership, shall prepare and file, or cause the accountants of the Partnership to prepare and file, all required tax returns, including a federal information tax return in compliance with section 6031 of the Code and any required state and local income tax and information returns for each tax year of the Partnership. The General Partner shall act as the Tax Matters Partner of the Partnership as that term is defined in section 6231(a)(7) of the Code.

        5.2 Tax Reports to Current and Former Partners. Within ninety (90) days of the end of each fiscal year, the Partnership shall prepare and mail, or cause its accountants to prepare and mail, to each Partner and, to the extent necessary, to each former Partner (or its legal representatives), a report setting forth in sufficient detail such information as is required to be furnished to the Partners by law (e.g., section 6031(b) of the Code and regulations thereunder) and as shall enable such Partner or former Partner (or his or its legal representatives) to prepare their respective federal and state income tax or informational returns in accordance with the laws, rules and regulations then prevailing. Partners subject to ERISA will receive information necessary for them to calculate the fair market value of their Partnership Interests (determined in accordance with Section 4.4).

        5.3 Restriction on General Partner Activity with Respect to Publicly Traded Partnerships. Without the consent of all of the Limited Partners, the General Partner shall not have the authority on behalf of the Partnership to:

        (a) list, recognize, or facilitate the trading of partnership interests (or any interest therein) on any "established securities market" within the meaning of section 7704 of the Code, or permit any of its affiliates to take such actions, if as a result thereof the Partnership might be taxed for federal income tax purposes as an association taxable as a corporation; or

        (b) create for the partnership interests (or any interest therein) a "secondary market (or the substantial equivalent thereof)" within the meaning of section 7704 of the Code or
otherwise permit, recognize or facilitate the trading of such interests (or any interest therein) on any such market, or permit any of its affiliates (or to the extent the General Partner has rights with respect thereto, the selling agents or any of their affiliates) to take such actions, if as a result thereof the Partnership might be taxed for federal income tax purposes as an association taxable as a corporation.

        5.4 Duties and Obligations of the General Partner with Respect to Publicly Traded Partnerships. The General Partner shall monitor the transfers of partnership interests to determine if such interests are being traded on an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of section 7704 of the Code, and shall take (and cause its affiliates to take) all steps within its power and authority as are reasonably necessary or appropriate to prevent any such trading of interests.

        5.5 Books and Records. Complete books and records accurately reflecting the accounts, business, transactions and Partners of the Partnership shall be maintained and kept by the General Partner at the Partnership's principal place of business. The books and records of the Partnership required to be maintained by section 15615 of the Act shall be open at reasonable business hours on prior appointment for inspection and copying by the Partners. Notwithstanding anything to the contrary in this Agreement, the General Partner shall have the right to keep confidential from the Limited Partners for such period of time as the General Partner deems reasonable, any information which the Partnership is required by law or by agreement with a third party to keep confidential and any information which relates to its purchasing of individual items of programming, plant or equipment which it reasonably deems confidential.

        5.6 Fiscal Year. Except as may otherwise be required by the federal tax laws, the fiscal year of the Partnership for both financial and tax reporting purposes shall end on December 31.

        5.7 Method of Accounting. The books and accounts of the Partnership shall be maintained using the accrual method of accounting for financial reporting purposes and for tax purposes and shall be annually audited by a "Big Six" accounting firm (or a successor thereof). Those documents relating to allocations of items of Partnership income, gain, loss, deduction or credit and Capital Accounts shall be kept under federal income tax accounting principles as provided herein.


                                    ARTICLE 6

               Conflicts of Interest; Indemnification; Exculpation

        6.1 Outside Activities. Without the consent of seventy percent (70%) in interest of the Limited Partners, the General Partner (and its members, partners, employees, agents and affiliates, including, but not limited to, Robert J. Lewis) may not begin the offer and sale of interests in other enterprises with the purpose of investing in cable television systems until the earlier of July 31, 1997 or such time as sixty-six and two-thirds percent (66-2/3%) of the committed capital contributions to the Partnership shall be invested or committed for investment. Without the consent of a majority in interest of the Limited Partners, the General Partner (and its members, partners, employees, agents and affiliates, including, but not limited to, Robert J. Lewis) may not begin to actively supervise the investment of capital of such other enterprises or partnerships until the earlier of July 31, 1997 or such time as ninety-five percent (95%) of the committed capital contributions to the Partnership shall be invested or committed for investment. The General Partner shall first offer any investment opportunities within the scope of the Partnership, IP-IV's and the Investing Partnerships' business purpose and for which the Partnership, IP-IV or the Investing Partnerships have adequate resources to take advantage of the opportunity to the Partnership, IP-IV and the Investing Partnerships and, to the extent that the Partnership and the Investing Partnerships, after good faith consideration by the General Partner, do not invest in such opportunity or take all of such opportunity, the General Partner may elect to give or share such investment opportunity to or with one or more of the following: any Partner, any officer, director, shareholder, member, partner, employee or affiliate of a Partner, any enterprise or partnership in which the General Partner has an interest, or any nonaffiliated person. Notwithstanding the foregoing, in the event the General Partner is permitted under the provisions of this Section 6.1 to begin the offer and sale of interests in other enterprises with the purpose of investing in cable television systems, and the General Partner believes such enterprises may invest in cable television systems in areas contiguous to those owned by the Partnership, IP-IV or any Investing Partnership, the General Partner will offer the Limited Partners an opportunity to invest in such enterprise. Except as set forth in this Section 6.1, the General Partner or its members, partners, employees, agents or affiliates shall not be prohibited from engaging directly or indirectly in other activities, or from directly or indirectly purchasing, selling and holding securities or assets in cable television systems or corporations for their account or for the accounts of others. Any Limited Partner (and their members, partners, employees, agents and affiliates) may engage in any other enterprises, including enterprises in competition or in conflict with the Partnership. The Partnership shall not have any right to any income or profit derived by any Partner, or its members, partners, officers, directors, employees, agents or affiliates from any enterprise, opportunity or transactions permitted by this paragraph. Each Limited Partner shall have the right to transact business with the Partnership, IP-IV or the Investing Partnerships. Neither the General Partner nor any of its affiliates shall sell securities or assets to or purchase securities or assets from the Partnership without the unanimous consent of the Limited Partners; provided that the transactions set forth in EXHIBIT 2 hereto may be consummated by the Partnership, IP-IV or any Investing Partnership without any further consent of the Limited Partners. The General Partner may, on behalf of the Partnership or cable systems of IP-IV or any Investing Partnership, enter into cost and revenue sharing agreements with cable systems adjacent to those owned by the Partnership, IP-IV or any Investing Partnership including those systems purchased by any enterprise or partnership in which the General Partner, any affiliate of the General Partner or the Partnership or any member of the General Partner has an interest (the "Adjacent Systems"), to operate the Adjacent Systems as a single system with the cable systems of the Partnership, IP-IV or any Investing Partnership with costs equitably allocated between the various systems as the General Partner and the owner or operator of such Adjacent System shall determine based on the relative costs associated with such systems and, if determined by the General Partner and the owner or operator of such Adjacent System to be in the best interests of the Partnership, IP-IV, the Investing Partnerships and the Adjacent Systems, to sell such systems as a single system and allocate the sales revenues in such manner as such parties deem appropriate based on the relative values of such systems; provided, however, the terms of any such arrangement are disclosed to the Limited Partners and are on arm's-length terms and conditions. The parties hereto hereby waive, and covenant not to sue on the basis of, any law (statutory, common law or otherwise) respecting the rights and obligations of the Partners inter se which is or may be inconsistent with this Section 6.1 with respect to the matters covered by this Section 6.1, but in no event shall the foregoing be construed as limiting any rights or remedies with respect to a breach of this Section 6.1.

        6.2 Contracts with the General Partner, Affiliates and Limited Partners. The General Partner may, on behalf of the Partnership, IP-IV or portfolio companies of the Investing Partnerships, enter into contracts with itself or any of its members, partners, employees, agents or affiliates, including but not limited to InterMedia Management, Inc. ("IMI"), a corporation wholly owned by Robert J. Lewis; provided, however, that such transactions shall be on terms no less favorable to the Partnership than are generally afforded from unrelated third parties or shall require the approval of seventy percent (70%) in interest of the Limited Partners, excluding any interest as a Limited Partner owned or controlled directly or indirectly by the General Partner, which approval shall not be unreasonably withheld. The validity of any transaction, agreement or payment involving the Partnership, IP-IV or an Investing Partnership and the General Partner or any affiliate of the General Partner or a Limited Partner shall not be affected by reason of (a) the relationship between the Partnership, IP-IV or portfolio companies of an Investing Partnership, and the General Partner or such member, partner, employee, agent or affiliate of the General Partner or a Limited Partner or the relationship between such member, partner, employee, agent or affiliate of the General Partner or a Limited Partner and the General Partner or (b) the absence of approval of said transaction, agreement or payment by the Limited Partners if the proceeds therefrom offset but do not exceed the Administration Fee.

        6.3 Indemnification of the Partners. The Partnership shall indemnify and hold harmless the General Partner, any Limited Partner, any Advisory Committee member and any member, partner, employee or agent of the General Partner, any Limited Partner or any Advisory Committee member and any employee or agent of the Partnership and/or the legal representatives of any of them, and each other person who may incur liability as a general partner in connection with the management of the Partnership or any corporation or other entity in which the Partnership has an investment, against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, and as counsel fees) reasonably incurred by him or it in connection with the defense or disposition of any civil action, suit or other proceeding, in which he or it may be involved or with which he or it may be threatened, while a general partner or serving in such other capacity or thereafter, by reason of its being or having been a general partner, or by serving in such other capacity, except with respect to any matter which constitutes willful misconduct, bad faith, gross negligence or reckless disregard of the duties of its office, or material breach of this Agreement. The Partnership shall advance, in the sole discretion of the General Partner, to the General Partner, any Limited Partner, any Advisory Committee member and any member, partner, employee or agent of the General Partner, any Limited Partner, any Advisory Committee member or the Partnership reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any such action or proceeding. The General Partner hereby agrees, and each member, partner, employee or agent of the General Partner and the Partnership shall agree in writing prior to any such advancement, that in the event he or it receives any such advance, such indemnified party shall reimburse the Partnership for such fees, costs and expenses to the extent that it shall be determined that he or it was not entitled to indemnification under this Section. The rights accruing to a General Partner, any Limited Partner and each member, partner, employee or agent of the General Partner, any Limited Partner or the Partnership under this paragraph shall not exclude any other right to which it or they may be lawfully entitled; provided, that any right of indemnity or reimbursement granted in this paragraph or to which any indemnified party may be otherwise entitled may only be satisfied out of the assets of the Partnership, and no withdrawn General Partner, and no Limited Partner, shall be personally liable with respect to any such claim for indemnity or reimbursement. Notwithstanding any of the foregoing to the contrary, the provisions of this
Section 6.3 shall not be construed so as to provide for the indemnification of the General Partner, any Limited Partner, and Advisory Committee member or any member, partner, employee or agent of the General Partner, any Limited Partner or Advisory Committee member for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable law or such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 6.3 to the fullest extent permitted by law.

        6.4 Exculpation. The General Partner and any member, partner, employee or agent of the General Partner or the Partnership shall not be liable to any Limited Partner or the Partnership for mistakes of judgment or for action or inaction which the General Partner or any such member, partner, employee or agent of the General Partner or the Partnership reasonably believed to be in the best interests of the Partnership unless such action or inaction constitutes willful misconduct, bad faith, gross negligence, reckless disregard of its duties or material breach of this Agreement. The General Partner may consult with counsel, accountants and other experts in respect of Partnership affairs and be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel, accountants or other experts, provided that they shall have been selected with reasonable care. Notwithstanding any of the foregoing to the contrary, the provisions of this
Section 6.4 shall not be construed so as to relieve (or attempt to relieve) the General Partner and any member, partner, employee or agent of the General Partner or the Partnership of any liability, to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 6.4 to the fullest extent permitted by law.

                                    ARTICLE 7

                           Termination and Dissolution

        7.1 No Dissolution. The Partnership shall not be dissolved by the admission of substituted Limited Partners or by the admission of a new General Partner in accordance with the terms of this Agreement. The dissolution or bankruptcy of a Limited Partner shall not cause a dissolution of the Partnership.

        7.2 Events of Dissolution. The Partnership shall dissolve upon the first to occur of the following: (i) expiration of the term of the Partnership specified in Section 1.6 hereof, (ii) the bankruptcy, insolvency or appointment of a trustee or receiver to manage the affairs of the General Partner, (iii) the voluntary resignation of Robert J. Lewis as chief executive officer of the managing member of the General Partner if a successor general partner has not been appointed in accordance with Section 4.8 hereof, (iv) the removal of the General Partner pursuant to Section 4.8(a) if a successor general partner of the Partnership is not appointed pursuant to Section 4.8 hereof, (v) dissolution being required by operation of law or judicial decree including, without limitation, the withdrawal of the General Partner where there is no remaining or surviving general partner, (vi) the determination by the General Partner with the affirmative consent of seventy percent (70%) in interest of the Limited Partners, (vii) the Partnership becoming taxable as a corporation for federal tax purposes or, (viii) the determination by the General Partner, based upon advice of counsel, that the Partnership would be required to register as an investment company under the Investment Company Act and there is no reasonably practicable means of avoiding such requirement. Notwithstanding anything to the contrary in this Section 7.2, without the unanimous consent of the Limited Partners, the General Partner agrees not to voluntarily withdraw as a general partner of the Partnership, and Robert J. Lewis agrees not to voluntarily resign as chief executive officer of the managing member of the General Partner, and the General Partner and Robert J. Lewis each agrees that it or he will not voluntarily take or permit any action that would cause the Partnership to cease to be controlled directly or indirectly by Robert J. Lewis and if any of such persons effects such withdrawal or cessation of control in violation of this Agreement, the Partnership may recover damages for breach of this Agreement.

        7.3 Winding-Up. Upon the occurrence of an event of dissolution, the Partnership shall be wound up and liquidated. The General Partner or, if there is no general partner or if the General Partner or the managing member of the General Partner wrongfully caused the dissolution of the Partnership, a liquidator appointed by a majority in interest of the Limited Partners, shall proceed with the dissolution and the final distribution. In the dissolution, the General Partner or such liquidator shall use its best efforts to reduce to cash and cash equivalent items such assets of the Partnership as the General Partner or such liquidator shall deem it advisable to sell, subject to obtaining fair value for such assets and any tax or other legal considerations. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets in order to minimize any losses otherwise attendant upon such a winding up, provided that the liquidation is carried out in conformity with the requirements of Section 7.4 and section 1.704-1(b)(2)(ii)(b)(2) and (3) of the Income Tax Regulations.

        7.4 Order of Liquidating Payments and Distributions. In settling accounts after dissolution, the assets of the Partnership shall be distributed as expeditiously as possible in the following order not later than the end of the taxable year of the liquidation (i.e., the date upon which the Partnership ceases to be a going concern as provided in section 1.704-1(b)(2)(ii)(g) of the Income Tax Regulations) or if later, within ninety (90) days after the date of such liquidation:

        (a) To creditors, including the Partners to the extent of any unpaid expenses or any outstanding loan or advance;

        (b) To the payment of the costs of winding up the affairs of, liquidating and dissolving the Partnership including, without limitation, expenses of selling assets of the Partnership, discharging the liabilities of the Partnership, distributing the assets of the Partnership and terminating the Partnership in accordance with Section 7.3 hereof;

        (c) To the establishment of reasonable reserves to provide for obligations to creditors;

        (d) To the Partners with respect to which any other debts of the Partnership are owing, other than debts arising out of the expulsion or withdrawal of a Partner;

        (e) To the Preferred Limited Partner in an amount equal to the positive balance in its Capital Account as determined after all adjustments to such account for the taxable year of the Partnership during which the liquidation occurs as are required by this Agreement and section 1.704-1(b) of the Income Tax Regulations, such adjustments to be made within the time specified in such Regulations;

        (f) To the Junior Preferred Limited Partner in an amount equal to the positive balance in its Capital Account as determined after all adjustments to such account for the taxable year of the Partnership during which the liquidation occurs as are required by this Agreement and section 1.704-1(b) of the Income Tax Regulations, such adjustments to be made within the time specified in such Regulations;

        (g) To the Partners (other than the Preferred Limited Partner and the Junior Preferred Limited Partner) in the proportion of their respective Capital Accounts as those accounts are determined after all adjustments to such accounts for the taxable year of the Partnership during which the liquidation occurs as are required by this Agreement and section 1.704-1(b) of the Income Tax Regulations, such adjustments to be made within the time specified in such Regulations.

        7.5 Termination. The Partnership shall terminate following its dissolution and liquidation pursuant to this Article 7 when all of the Partnership assets as to which it is practicable to do so in the sole discretion of the General Partner or the liquidator shall have been converted into cash, the net proceeds therefrom, as well as any other assets of the Partnership, after payment of or due provision for all debts, liabilities and obligations of the

Partnership, shall have been distributed to the Partners as provided for herein and the Partnership shall have been terminated in the manner required by the Act.

        7.6 Government Regulation.

        (a) The General Partner shall use its best efforts to insure that it and the Partnership are in substantial compliance with those provisions, if any, of ERISA with which they are obligated by that statute to comply, and to qualify as a venture capital operating company (as defined in the Department of Labor regulations promulgated under ERISA) subject to the following provisions of this
Section 7.6.

        (b) In the event that at any time after its admission to the Partnership, (i) any Limited Partner delivers to the General Partner a written opinion of counsel, reasonably satisfactory to the General Partner, to the effect that, by reason of the adoption of any law, rule or regulation or the issuance of any order or directive by any governmental authority (a "Regulatory Change"), such Limited Partner's continued participation in the Partnership or the making by such Limited Partner of any additional capital contribution to the Partnership would violate any law, rule, regulation, license, permit or other regulatory requirement binding upon or required of such Limited Partner or would subject such Limited Partner to any penalty or tax to which it was not subject at the time of its admission to the Partnership and which is, in the reasonable judgment of such Limited Partner, material in relation to its investment in the Partnership and is not applicable to such Limited Partner's investments generally or (ii) the General Partner delivers to any Limited Partner an opinion of the Partnership's counsel to the same effect or to the effect that, by reason of a Regulatory Change, such Limited Partner's continued participation in the Partnership would materially restrict the continued conduct of the Partnership's business (any such event described in clause (i) or (ii) of this paragraph (b) is referred to as an "Adverse Regulatory Development" and the Limited Partner affected thereby is referred to as the "Affected Partner"), then the General Partner and the Affected Partner shall cooperate with each other in taking or causing to be taken such action as shall eliminate such Adverse Regulatory Development. Any such opinion of counsel shall describe the applicable Regulatory Change and its effect on the Affected Partner and the Partnership and, insofar as practicable, the actions which would eliminate such Adverse Regulatory Development.

        (c) If an Adverse Regulatory Development cannot otherwise be resolved to the mutual satisfaction of the Affected Partner and the General Partner, the General Partner and the Affected Partner shall each use its best efforts to find a purchaser for all the Affected Partner's interest in the Partnership, or such part thereof as shall be sufficient to eliminate the Adverse Regulatory Development, on terms and conditions reasonably acceptable to the Affected Partner, and if acceptable to the Affected Partner, the General Partner shall consent to the sale of such interest as long as, in the reasonable judgment of the General Partner, the purchaser thereof has sufficient financial resources to satisfy any remaining obligation to contribute capital to the Partnership to be assumed by such purchaser from the Affected Partner with respect to the interest in the Partnership to be purchased by it and meets the requirements for transfer set forth in Section 8.1.

        (d) If, within thirty (30) business days after the delivery of an opinion referred to in paragraph (b) above or such later time as the General Partner and the Affected Partner shall agree, the General Partner and the Affected Partner have not resolved to their mutual satisfaction the Adverse Regulatory Development, then the Partnership may take any of the following actions with respect to the Affected Partner's interest in the Partnership, but only upon the delivery to the Affected Partner of an opinion of the Partnership's counsel (which opinion shall be reasonably acceptable to the Affected Partner) to the effect that the taking of such action should eliminate the Adverse Regulatory Development: (i) release the Affected Partner from making any capital contribution with respect to any new investment by the Partnership (and appropriate provisions shall be made in this Agreement to preserve such Affected Partner's interest in all existing investments and to eliminate such Affected Partner's participation in future investments); (ii) redeem the Affected Partner's interest in the Partnership in exchange for the assignment to the Affected Partner of the percentage share of the Partnership's cash and short-term investments which the Affected Partner would receive if all such assets were then distributed to the Partners plus the percentage share in each of the Partnership's other investments and any other assets of the Partnership equal to the share of all such assets it would receive if the Partnership were dissolved at such time and all such assets were liquidated for their then value as determined in accordance with Section 4.4(b), or a cash payment in lieu thereof in an amount equal to the fair market value (as determined pursuant to Section 4.4) of their Partnership Interest as of the date of the determination of an Adverse Regulatory Development; or (iii) terminate and dissolve the Partnership and, if in the judgment of the General Partner it is prudent to do so, distribute all or any portion of the Partnership's investments to the Partners in kind so that, as nearly as practicable, each Partner receives an equal portion of its total distribution in each investment distributed in kind, in which event the General Partner shall offer to establish a successor partnership on terms and conditions in all material respects the same as this Partnership by contributing the property distributed to them by this Partnership. The Partnership shall seek to take the foregoing actions in the order stated and shall take an action subsequently stated only if, in accordance with the opinion of counsel referred to above, none of the actions previously stated should eliminate the Adverse Regulatory Development.

        (e) If, within sixty (60) business days after the delivery of the opinion referred to in paragraph (b) above or such later time as the General Partner and the Affected Partner shall agree upon, the General Partner and the Affected Partner have not resolved to their mutual satisfaction the Adverse Regulatory Development or the Partnership has not taken any of the actions permitted by paragraph (d) above to eliminate the Adverse Regulatory Development, the Affected Partner, by notice to the Partnership, may require the Partnership to take any of such actions but only upon the delivery to the Partnership of an opinion of counsel (which opinion and counsel shall be reasonably acceptable to the General Partner) to the effect that the taking of such action should eliminate the Adverse Regulatory Development; provided that the Affected Partner shall require the Partnership to take any of the actions stated in paragraph (d) only if, in the opinion of counsel delivered pursuant to this paragraph (e), none of the actions stated in paragraph (d) before the action proposed to be taken would likely eliminate the Adverse Regulatory Development; and provided further that the Partnership shall not be required to take the actions referred to in clause (iii) of paragraph (d) if the Regulatory Change is the imposition on the Affected Partner of a penalty or tax of the type referred to in paragraph (b) and the General Partner reasonably determines that such action would have an effect on the other Limited Partners that is material and adverse in relation to their investment in the Partnership.

        (f) The Partnership and the Affected Partner shall each bear all expenses it may respectively incur in connection with taking any of the actions permitted or required of it by paragraphs (b) through (e) of this Section 7.6, including the costs of providing any opinions of counsel it is required to provide.

        (g) Whenever the General Partner proposes to make any cash payment to an Affected Partner as permitted by paragraph (d) or as may otherwise be agreed upon by the Affected Partner and the General Partner or to take any other action pursuant to this Section 7.6 which would adversely and materially affect the interest of the other Limited Partners in relation to their investment in the Partnership, the General Partner shall first obtain the approval of seventy percent (70%) of such Limited Partners for such payment or action.

        (h) The Partnership or an Affected Partner may take the actions contemplated by this Section 7.6 either (i) in advance of any Regulatory Change coming into effect if all necessary governmental action has occurred to cause such Regulatory Change to come into effect or (ii) prior to expiration of the time periods provided hereunder for the taking of such actions if in the opinion of counsel referred to herein doing so is necessary to avoid an Adverse Regulatory Development coming into effect with respect to an Affected Partner.

        7.7 Orderly Methods of Liquidating Payments. Notwithstanding anything to the contrary in this Article 7, if required to maximize the proceeds of liquidation, the General Partner (or the liquidator chosen in accordance with Section 7.3) may, with the consent of seventy percent (70%) in interest of the Limited Partners, implement the distribution provisions of Section 7.4(g) hereof by transfer, on behalf of the Partners, of the assets of the Partnership to a liquidating trustee or trustees.


                                    ARTICLE 8

                      Transfer of Interest, Failure To Pay
                    Capital Contributions, Beneficial Owners

        8.1 Transfer of Partnership Interest. No Limited Partner shall sell, assign, mortgage, encumber, hypothecate or otherwise transfer, whether voluntarily or involuntarily, its interest in the Partnership or any part thereof, unless (x) any such transferee entity meets the suitability requirements originally imposed under the subscription agreement on the transferring Limited Partner and (y) such assignment or transfer will not (and, upon request of the General Partner, the transferring Limited Partner provides an opinion of counsel in form and substance satisfactory to the General Partner that such assignment or transfer will not) (A) violate any applicable federal or state securities laws or regulations, subject the

Partnership to registration as an investment company or election as a "business development company" under the Investment Company Act; (B) require the General Partner or any of its members to register as an investment adviser under the Investment Advisers Act of 1940; (C) violate any other federal, state or local laws; (D) effect a termination of the Partnership under section 708 of the Code; or (E) cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes, or violate this Agreement. Notwithstanding the preceding sentence, a Partner may assign or transfer its interest in the Partnership if any such assignment or transfer effects a termination of the Partnership under section 708 of the Code so long as the transferring Partner agrees to indemnify and hold harmless the Partnership and all other Partners against any and all costs and expenses incurred as a direct result of a termination of the Partnership under section 708 of the Code. No transferee or assignee of all or any part of a Limited Partner's interest shall become a Limited Partner without the prior written consent of the General Partner which consent shall not be unreasonably withheld so long as such Partner sells the lesser of all its Partnership Interests or a Partnership Interest representing an initial contribution of at least five million dollars ($5,000,000) and in no event shall the substitution of an assignee or transferee as a Limited Partner require the consent of any Limited Partner. Any purported transfer of any interest of a Limited Partner in the Partnership or any part thereof not in compliance with this Section 8.1 shall be void and of no force or effect and the transferring Partner shall be liable to the other Partners and the Partnership for all liabilities, obligations, damages, losses, costs and expenses (including reasonable attorneys' fees and court costs) arising as a result of such noncomplying transfer.

        8.2 Transfer of IP Holdings Affiliates' Interests. Notwithstanding the provisions of Section 8.1, any IP Holdings Affiliate (as that term is defined in EXHIBIT 1 hereto) may transfer any or all of its interest in the Partnership to any other IP Holdings Affiliate at any time, provided that such transfer is made in compliance with clauses (x) and (y) of Section 8.1.

        8.3 Indemnification. (a) Each Limited Partner and substituted Limited Partner (each an "Indemnifying Person") shall indemnify and hold harmless the Partnership, the General Partner and every other Limited Partner (each an "Indemnified Person") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from (including without limitation from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made by such Limited Partner in connection with) (i) any assignment, transfer, encumbrance or other disposition of all or any part of such Limited Partner's Partnership Interest, or (ii) the admission of such substituted Limited Partner, against losses, liabilities and expenses for which the Partnership or other person has not otherwise been reimbursed (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by it in connection with such action, suit or proceeding.

        (b) Each Indemnifying Person agrees that no Indemnifying Person will, without the prior written consent of the Indemnified Person, settle, compromise or consent to the entry of any judgment in any pending or threatened action in respect of which indemnification may be sought under this Agreement unless such settlement includes an unconditional release of the Indemnified Person from all liability arising therefrom. Any Indemnifying Person shall have no indemnification obligations with respect to any such claim or demand which has been settled by an Indemnified Person without the prior written consent of such Indemnifying Person, which consent will not be unreasonably withheld or delayed.

        8.4 Failure To Pay Capital Contributions. The parties hereto agree that prompt payment of the installments of required capital contributions hereunder is of the essence and that failure of any Partner to make such payments as provided herein will cause substantial injury to the Partnership and the other Partners; further, the amount of damages caused by such injury will be difficult to calculate. Accordingly, the parties hereto agree that in the event that any Limited Partner fails to pay any installment of its required capital contribution to the Partnership promptly when due, the General Partner shall give such defaulting Limited Partner written notice thereof, and if such defaulting Limited Partner shall fail to make such required payment in full within fifteen (15) days following the mailing of such notice or such other longer period as the General Partner may elect, the General Partner may elect, in its sole discretion, either of the following alternatives:

        (a) to commence legal proceedings against such defaulting Limited Partner to collect the due and unpaid payment, plus interest from the date due at the reference rate as announced from time to time by Bank of America NT&SA, plus two (2) percentage points, plus the expenses of collection, including attorneys' fees; or

        (b) to rescind and terminate all of the defaulting Limited Partner's interest in the Partnership. In such event, the defaulting Limited Partner will receive, upon termination of the Partnership, the lesser of (1) its paid-in capital or (2) seventy-five percent (75%) of its Capital Account at the time of default (reduced by what its Partnership Interest in subsequent deductions and losses would have been had it remained a Partner in the Partnership) and in such event the remaining amount that would have been distributed to such Limited Partners shall be available for distribution to the remaining Partners in accordance with Article 3.

        Notwithstanding the foregoing, without the consent of the Limited Partner having the largest interest as a Limited Partner (other than with respect to a default by such Limited Partner) or if the defaulting Limited Partner has not then paid to the Partnership at least one-third of its commitment of equity to the Partnership as in effect on the date hereof, the General Partner shall not have the option to pursue remedies against the defaulting Limited Partner under the terms of clause 8.3(b) above, but instead may only pursue remedies against such Limited Partner pursuant to clause 8.3(a) above or as otherwise provided herein, at law or in equity.

        The foregoing alternatives, to the extent available as provided above, are in addition to and not in limitation of any other right or remedy of the Partnership under this Agreement, at law or in equity. Losses attributable to a defaulting Limited Partner pursuant to Section 3.1 shall be calculated as if such installment had been paid when due.

        8.5 Increase in Beneficial Owners. Notwithstanding any other provision of this Agreement, no Limited Partner shall increase the number of its beneficial owners if (a) at such time, such Limited Partner owns more than ten percent (10%) of the Partnership Interests in the Partnership and has more than ten percent (10%) of its assets invested in private investment companies which are not registered under the Investment Company Act of 1940, as amended, because such companies have less than one hundred (100) beneficial owners and do not presently propose to make a public offering of their interests, or (b) such Limited Partner was formed for the purpose of investing in a Partnership Interest.

                                    ARTICLE 9

                                  Miscellaneous

        9.1 Notices. All notices, approvals, consents and other communications required or permitted to be given under this Agreement shall be in writing and shall be hand delivered (including by messenger or recognized commercial delivery or courier service), sent by facsimile transmission or sent by registered or certified mail, postage prepaid, addressed to the Partner intended at the address set forth below its name on EXHIBIT 1 hereto or at such other address as such Partner may designate by notice given to the other Partners in the manner aforesaid and shall be deemed given and received on the date it is delivered, in the case of delivery by hand or by facsimile (if sent on a business day, or if not sent on a business day, the next business day thereafter) or, in the case of delivery by mail, actual delivery as shown by the addressee's return receipt. Rejection or other refusal to accept or inability to deliver because of a change of address of which no notice was given shall be deemed to be receipt of the notice.

        9.2 Governing Law. This Agreement and this limited partnership continued hereby shall be governed by and construed in accordance with the laws of the State of California.

        9.3 Amendments. This Agreement may be modified or amended only by an instrument in writing signed by the General Partner and by seventy percent (70%) in interest of the Limited Partners (or such other percentage as required by Section 4.7(b)); provided that, in addition to any amendments otherwise authorized herein, this Agreement may be amended from time to time by the General Partner without the consent of any of the Limited Partners to (i) add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein, (ii) add to the rights or powers granted to the Limited Partners, (iii) clarify any inconsistency between sections hereof and correct any printing, stenographic or clerical errors or omissions; and (iv) to comply with legal or tax requirements provided such compliance does not materially decrease the amount or timing of any distributions, including distributions upon liquidation, or materially change allocations of income or losses, that the Limited Partners would otherwise be entitled to receive pursuant to this Agreement, provided however, that nothing herein shall be construed to permit the General Partner to add to the rights or powers of the Limited Partners if such addition could reasonably be expected to cause the Limited Partners to have liability as general partners or to cause any Limited Partner to be required to consolidate the Partnership for financial reporting purposes, and provided that the General Partner shall not relinquish any rights or powers if such relinquishment could reasonably be expected to prevent it from performing its duties and obligations hereunder or to cause any Limited Partner to be required to consolidate the Partnership for financial purposes.

        9.4 Entire Agreement. This instrument together with the Subscription Agreements of the Partners constitute the entire agreement between the Partners with respect to the Partnership and supersede all prior agreements, understandings, offers and negotiations, oral or written.

        9.5 Waiver of Partition. Each Partner hereby irrevocably waives any and all rights that it may have to maintain an action for partition of the Partnership or any of the Partnership's property.

        9.6 Consents. All consents, agreements and approvals required or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Partnership.

        9.7 Successors. Subject to Article 8, all rights and duties of the Partners hereunder shall inure to the benefit of and be binding upon their respective successors and assigns.

        9.8 Confidentiality of Investors. Neither the General Partner nor the Partnership shall disclose to any person or entity (other than to another Partner or potential partner or to lenders or potential lenders to the Partnership) the fact that a Limited Partner is an investor in the Partnership except to the extent (a) required by law or legal process upon prior written notice to such Limited Partner or (b) authorized by any such Limited Partner in writing.

        9.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

        9.10 Severability. Each provision of this Agreement shall be considered severable and if for any reason any provision which is not essential to the effectuation of the basic purposes of the Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable and contrary to the Act or existing or future applicable law, such invalidity shall not impair the operation of or affect those provisions of this Agreement which are valid. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable law, and in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

        9.11 Affiliate. For purposes of this Agreement, an affiliate of any person shall mean any other person that (i) directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the specified person; (ii) is a director or officer of, partner in, member of, or trustee of, or serves in a similar capacity with respect to, the specified person or of which the specified person is a director, officer, partner, or trustee, or with respect to which the specified person serves in a similar capacity; (iii) directly or indirectly through one or more intermediaries is the beneficial owner of ten percent (10%) or more of any class of equity securities of the specified person or of which the specified person is directly or indirectly through one or more intermediaries the owner of ten percent (10%) or more of any class of equity securities; (iv) directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, a person described in clause (iii), (v) is acting at the direction and primarily in furtherance of the interests of the specified person or (vi) is an immediate family member of the specified person. Notwithstanding the foregoing, for purposes of Sections 4.7(d), 4.8, 4.9, 6.1 and 6.2 of this Agreement in no event shall any person that is under the direct or indirect control of Robert J. Lewis be deemed to be an affiliate of Tele-Communications, Inc. or its related entities and for purposes of Sections 4.7(d), 4.8 and 6.1, IP-I shall not be deemed to be an affiliate of the General Partner, the Partnership, ICM-IV, IP-IV or any Investing Partnership.

        9.12 Power of Attorney. Each Limited Partner, including any additional or substituted Limited Partner, hereby irrevocably constitutes and appoints the General Partner, and each member of the General Partner, and each of them acting singly, its true and lawful agent and attorney-in-fact, with full power and authority of substitution, to make, amend, execute, acknowledge, swear to, deliver, file and record for and on behalf of such Limited Partner, such documents and instruments as may be reasonably necessary to carry out the provisions of, and which is permitted by, this Agreement, including a Certificate of Limited Partnership and any amendments thereto required by law, any amendments to this Agreement by reason of admissions, substitutions or withdrawals of Limited Partners or any amendments to give effect to the voting of the Partners and any amendments permitted by Section 9.3 without the consent of the Limited Partners.

        The foregoing power of attorney, being coupled with an interest, is hereby declared to be irrevocable, and shall survive the death, dissolution or incapacity of any Limited Partner.

        9.13 Nonrecourse. Neither the Partnership nor the Partners shall have recourse to any member, partner, officer, director or shareholder of any Partner or to the assets of any member, partner, officer, director or shareholder of any Partner with respect to the obligations and liabilities of such Partner under this Agreement, except that this Section 9.13 shall not limit or impair the exercise or enforcement of rights and remedies in respect of any agreement to which such person is a party in accordance with the terms and provisions of such agreement.

        9.14 Foreign Person. Should any Partner be subject to withholding pursuant to the Code or any applicable state, local or foreign law, the Partnership may withhold all amounts otherwise distributable to such Partner or otherwise under this Agreement or such other amount as may be required by law and any amounts so withheld shall be deemed to have been distributed to the Partner under this Agreement. If any sums are withheld pursuant to this provision, the Partnership shall remit the sums so withheld to and file the required forms with the Internal Revenue Service or other applicable government agency and, in the event of any claimed over-withholding, the Partner shall be limited to an action against the Internal Revenue Service or other applicable government agency for refund and hereby waives any claim or right of action against the Partnership on account of such withholding. Moreover, if the amounts required to be withheld exceed the amounts which would otherwise have been distributed to such Partner, such Partner shall contribute any deficiency to the Partnership within five (5) days after receipt of notice from the General Partner.

        IN WITNESS WHEREOF, the General Partner has executed this Amended and Restated Agreement of Limited Partnership on behalf of the Partners as attorney-in-fact as of the date first hereinabove written.


                                            GENERAL PARTNER

                                            INTERMEDIA CAPITAL MANAGEMENT, LLC

                                            By InterMedia Management, Inc.,
                                               ---------------------------------
                                               Its managing member

                                            By /s/    ROBERT J. LEWIS
                                               ---------------------------------
                                                        Robert J. Lewis
                                                President and Chief Executive
                                                          Officer


                                            PREFERRED LIMITED PARTNER

                                            GENERAL ELECTRIC CAPITAL CORPORATION


                                            By                ***
                                               ---------------------------------
                                            Name
                                                 -------------------------------
                                            Title
                                                  ------------------------------


                                            JUNIOR PREFERRED LIMITED PARTNER

                                            TCI OF PIEDMONT, INC.


                                            By                ***
                                               ---------------------------------
                                            Name
                                                 -------------------------------
                                            Title
                                                  ------------------------------

                                            LIMITED PARTNERS

                                            PACIFIC CENTURY FINANCIAL
                                            CORPORATION fka Bancorp Hawaii, Inc.


                                            By                ***
                                               ---------------------------------
                                            Name
                                                 -------------------------------
                                            Title
                                                  ------------------------------


                                            By                ***
                                               ---------------------------------
                                            Name
                                                 -------------------------------
                                            Title
                                                  ------------------------------


                                            THE BANK OF NEW YORK COMPANY, INC.


                                            By                ***
                                               ---------------------------------
                                            Name
                                                 -------------------------------
                                            Title
                                                  ------------------------------


                                            CABLE PARTNERS, an Illinois general
                                            partnership


                                            By                ***
                                               ---------------------------------
                                            Name
                                                 -------------------------------
                                            Title
                                                  ------------------------------


                                            GENERAL ELECTRIC CAPITAL CORPORATION


                                            By                ***
                                               ---------------------------------
                                            Name
                                                 -------------------------------
                                            Title
                                                  ------------------------------

                                            THE CHASE MANHATTAN BANK, solely in
                                            its capacity AS TRUSTEE FOR THIRD
                                            PLAZA TRUST (as directed by General
                                            Motors Investment Management
                                            Corporation), and not in its
                                            individual capacity


                                            By                ***
                                               ---------------------------------
                                            Name
                                                 -------------------------------
                                            Title
                                                  ------------------------------

                                            THE CHASE MANHATTAN BANK, solely in
                                            its capacity AS TRUSTEE FOR THIRD
                                            PLAZA TRUST (as directed by General
                                            Motors Investment Management
                                            Corporation), and not in its
                                            individual capacity


                                            By                ***
                                               ---------------------------------
                                            Name
                                                 -------------------------------
                                            Title
                                                  ------------------------------

                                            WILLIAM D. HORVITZ TRUST U/A DATED
                                            8/29/84, AS AMENDED


                                            By   /s/  WILLIAM D. HORVITZ
                                               ---------------------------------
                                            Name      William D. Horvitz
                                                 -------------------------------
                                            Title           Trustee
                                                  ------------------------------

                                            INDOSUEZ IMC PARTNERS

                                            By Indosuez CM II, Inc.,
                                               Its Managing General Partner


                                            By                ***
                                               ---------------------------------
                                            Name
                                                 -------------------------------
                                            Title
                                                  ------------------------------


                                            By                ***
                                               ---------------------------------
                                            Name
                                                 -------------------------------
                                            Title
                                                  ------------------------------




                                                           ***
                                            ------------------------------------
                                            THIERRY DEVERGNES


                                            INTER CABLE INVESTORS, a California
                                            limited partnership


                                            By                ***
                                               ---------------------------------
                                            Name
                                                 -------------------------------
                                            Title
                                                  ------------------------------


                                            INTERMEDIA CAPITAL MANAGEMENT IV,
                                            L.P.

                                            By InterMedia Management, Inc.,
                                               Its General Partner


                                            By /s/    ROBERT J. LEWIS
                                               ---------------------------------
                                                       Robert J. Lewis
                                           President and Chief Executive Officer

                                            ICM-IV CAPITAL PARTNERS, LLC

                                            By Intermedia Management, Inc., its
                                            managing member



                                            By /s/    ROBERT J. LEWIS
                                               ---------------------------------
                                                        Robert J. Lewis
                                           President and Chief Executive Officer


                                            INTERMEDIA PARTNERS, a California
                                            limited partnership

                                            By InterMedia
                                            Capital Management, LLC,
                                               Its General Partner

                                            By InterMedia Management, Inc.,
                                               Its managing member


                                            By /s/    ROBERT J. LEWIS
                                               ---------------------------------
                                                       Robert J. Lewis
                                           President and Chief Executive Officer


                                            IP HOLDINGS L.P.,

                                            By Centre Partners, L.P.,
                                               Its General Partner

                                            By Park Road Corporation,
                                               Its General Partner


                                            By                ***
                                               ---------------------------------
                                            Name
                                                 -------------------------------
                                            Title
                                                  ------------------------------

                                            CENTRE CAPITAL INVESTORS II, L.P.
                                                           and
                                            CENTRE CAPITAL TAX-EXEMPT INVESTORS
                                            II, L.P.

                                            By Centre Partners II, L.P., as
                                            general partner of such partnerships

                                            By Centre Partners Management LLC,
                                               attorney-in fact


                                            By                ***
                                               ---------------------------------
                                               Bruce G. Pollack
                                               Managing Director


                                            CENTRE PARTNERS COINVESTMENT, L.P.

                                            CENTRE PARALLEL MANAGEMENT
                                            PARTNERS, L.P.

                                            By Centre Partners II, LLC, a
                                            general partner


                                            By                ***
                                               ---------------------------------
                                               Bruce G. Pollack
                                               Managing Director


                                            SBA CABLE CORP.


                                            By                 ***
                                               ---------------------------------
                                               Bruce G. Pollack
                                               Treasurer


                                            OVERSEAS CABLE CORP.


                                            By                 ***

                                               ---------------------------------
                                               Bruce G. Pollack
                                               Treasurer

                                            LJR LIMITED PARTNERSHIP


                                            By                ***
                                               ---------------------------------
                                            Name
                                                 -------------------------------
                                            Title
                                                  ------------------------------


                                            NATIONSBANC INVESTMENT CORP.


                                            By                ***
                                               ---------------------------------
                                            Name
                                                 -------------------------------
                                            Title
                                                  ------------------------------


                                            ROYAL BANK OF CANADA


                                            By                ***
                                               ---------------------------------
                                            Name
                                                 -------------------------------
                                            Title
                                                  ------------------------------

                                            SUMITOMO CORPORATION


                                            By                ***
                                               ---------------------------------
                                            Name
                                                 -------------------------------
                                            Title
                                                  ------------------------------


                                            SCOA CAPITAL L.L.C.

                                            By Sumitomo Corporation of America


                                            By                ***
                                               ---------------------------------
                                            Name
                                                 -------------------------------
                                            Title
                                                  ------------------------------

                                            TCI OF GREENVILLE, INC.

                                            By                ***
                                               ---------------------------------
                                            Name
                                                 -------------------------------
                                            Title
                                                  ------------------------------


                                            TCI OF SPARTANBURG, INC.


                                            By                ***
                                               ---------------------------------
                                            Name
                                                 -------------------------------
                                            Title
                                                  ------------------------------


                                            TORONTO DOMINION INVESTMENTS, INC.


                                            By                ***
                                               ---------------------------------
                                            Name
                                                 -------------------------------
                                            Title
                                                  ------------------------------


                                            WLD TRUST


                                            By /s/ WILLIAM D. HORVITZ
                                               ---------------------------------
                                            Name    William D. Horvitz
                                                 -------------------------------
                                            Title        Trustee
                                                  ------------------------------



INTERMEDIA CAPITAL MANAGEMENT, LLC,
a Delaware limited liability company, as attorney-in-fact for each Limited Partner marked with ***

By InterMedia Management, Inc.,
      Its managing member


     /s/  ROBERT J. LEWIS
----------------------------------
Robert J. Lewis
President and Chief Executive Officer

                                    Exhibit 1

                                                                     Aggregate
             Names and Addresses                                 Committed Capital       Admission
                 of Partners                                        Contribution            Date
                 -----------                                        ------------            ----
General Partner
INTERMEDIA CAPITAL MANAGEMENT, LLC                                    $ 3,600(1)
235 Montgomery Street, Suite 420
San Francisco, CA 94104
Attn:   Robert J. Lewis,
               Member
Limited Partners

PACIFIC CENTURY FINANCIAL CORPORATION fka                           2,124,902(1)
Bancorp Hawaii, Inc.
1850 North Central Avenue, Suite 400
Phoenix, AZ  85004
Attn:  Beth Maclean

THE BANK OF NEW YORK COMPANY, INC.                                  1,699,921(1)
One Wall Street, 18th Floor
New York, NY 10286
Attn:  Stratton Heath III

CABLE PARTNERS                                                      2,124,902(1)
c/o JMB Real Estate Investment Group
900 North Michigan Avenue, 18th Floor
Chicago, IL 60611-1585
Attn:  Andrew G. Bluhm

GENERAL ELECTRIC CAPITAL CORPORATION                               13,000,000(2)
3379 Peachtree Road, N.E., Suite 600
Atlanta, GA 30326
Attn:  Michael J. Cummings

THE CHASE MANHATTAN BANK, AS TRUSTEE FOR                           10,624,507(1)
THIRD PLAZA TRUST

THE CHASE MANHATTAN BANK, AS TRUSTEE FOR                           10,624,508(1)
FOURTH PLAZA TRUST

c/o General Motors Investment Management
Corporation
767 Fifth Avenue, 16th Floor
New York, NY 10153
Attn:  S. Lawrence Rusoff

                                                                     Aggregate
             Names and Addresses                                 Committed Capital       Admission
                 of Partners                                        Contribution            Date
                 -----------                                        ------------            ----
WILLIAM D. HORVITZ TRUST                                             727,2508,10
u/a Dated 8/29/84, as amended
c/o William D. Horvitz
450 East Las Olas Boulevard
Suite 900
Fort Lauderdale, FL 33301

INDOSUEZ IMC PARTNERS                                                  4,970,000
THIERRY DEVERGNES                                                         30,000
1211 Avenue of the Americas
New York, NY 10036-8701
Attn:  Murray T. Kenney

INTER CABLE INVESTORS                                                   674,9801
c/o Transcontinental Capital Partners
540 Cowper Street, Suite 200
Palo Alto, CA 94301
Attn:  Craig H. Haesemeyer

INTERMEDIA CAPITAL MANAGEMENT IV, L.P.                                 3,760,343
235 Montgomery Street, Suite 420
San Francisco, CA 94104
Attn:   Robert J. Lewis

ICM-IV CAPITAL PARTNERS, LLC                                           4,800,000
235 Montgomery Street, Suite 420
San Francisco, CA 94104
Attn:  Robert J. Lewis

INTERMEDIA PARTNERS, A                                               12,000,0002
CALIFORNIA LIMITED PARTNERSHIP
235 Montgomery Street, Suite 420
San Francisco, CA 94104
Attn:  Robert J. Lewis

IP HOLDINGS L.P.                                                    8,500,000(1,3)
CENTRE CAPITAL INVESTORS II, L.P.                                   5,974,320(1,3)
CENTRE PARTNERS COINVESTMENT, L.P.
CENTRE PARALLEL MANAGEMENT PARTNERS, L.P.                             862,503(1,3)
OVERSEAS CABLE CORP.
CENTRE CAPITAL TAX-EXEMPT INVESTORS II, L.P.                           78,115(1,3)
SBA CABLE CORP.                                                     1,183,813(1,3)
(each of IP Holdings L.P. through SBA Cable
Corp., collectively, the "IP Holdings Affiliates")                    667,882(1,3)
c/o Centre Partners Management L.L.C.                               7,733,367(1,3)
30 Rockefeller Plaza, Suite 5050
New York, NY 10020
Attn:  Bruce Pollack

                                                                     Aggregate
             Names and Addresses                                 Committed Capital       Admission
                 of Partners                                        Contribution            Date
                 -----------                                        ------------            ----
LJR LIMITED PARTNERSHIP                                                8,549,882(1,8)
c/o Moreland Management Company
28601 Chagrin Boulevard
Suite 550
Cleveland, OH 44122-4531
Attn:  Mark F. Polzin

NATIONSBANC INVESTMENT CORP.                                          30,000,000
NationsBank Corporate Center
  7th Floor
100 North Tryon Street
NC1-007-07-01
Charlotte, NC 28255
Attn:  Robert H. Sheridan III

ROYAL BANK OF CANADA                                                   5,000,000
Financial Square
24th Floor
New York, NY 10005-3531
Attn:  Waldo Abbot

SUMITOMO CORPORATION                                               19,178,747(1)
Sumitomo Kanda Building
1-2-2, Hitotsubashi, Chiyoda-ku
Tokyo, 100 Japan
Attn:  Tsuguhito Aoki

SCOA CAPITAL L.L.C.                                                 4,358,806(1,7)
345 Park Avenue
New York, NY 10154
Attn:  Marcia L. Pontius

TCI OF GREENVILLE, INC.                                           101,773,000(1,4,5)
c/o Tele-Communications, Inc.
5619 DTC Parkway, 9th Floor
Englewood, CO 80111
Attn:  William R. Fitzgerald

TCI OF SPARTANBURG, INC.                                           39,520,500(1,4,5)
c/o Tele-Communications, Inc.
5619 DTC Parkway, 9th Floor
Englewood, CO 80111
Attn:  William R. Fitzgerald

TORONTO DOMINION INVESTMENTS, INC.                                    10,000,000
c/o The Toronto-Dominion Bank
31 West 52nd Street
New York, NY 10019-6101
Attn:  Brian A. Rich

                                                                     Aggregate
             Names and Addresses                                 Committed Capital       Admission
                 of Partners                                        Contribution            Date
                 -----------                                        ------------            ----
WLD TRUST                                                             6,397,652(1,8,9)
c/o WLD Enterprises, Inc.
Barnett Bank Building
450 East Las Olas Boulevard
Suite 900
Fort Lauderdale, FL 33301
Attn:  Thomas Bauer

                                     Subtotal:                     $316,943,500
                                                                   ============

Preferred Limited Partner

GENERAL ELECTRIC CAPITAL CORPORATION                                 25,000,000(2)
3379 Peachtree Road, N.E., Suite 600
Atlanta, GA 30326
Attn:  Michael J. Cummings
                                     Subtotal:                      $341,943,500
                                                                    ============

Junior Preferred Limited Partner

TCI OF PIEDMONT, INC.                                                 26,457,628(1,4,5,6)
c/o Tele-Communications, Inc.
5619 DTC Parkway, 9th Floor
Englewood, CO 80111
Attn:  William R. Fitzgerald
                  Total Capital Contributions:                       368,401,128

1 Includes all of such investors' interest in IP-IV which was contributed; provided, however, that the General Partner retained a .01% interest in IP-IV as the managing general partner thereof.

2 Paid pursuant to the terms of that certain Contribution Agreement dated as of April 30, 1996 (as amended, the "IPWT Contribution Agreement") among the Partnership, InterMedia Partners, a California limited partnership ("IP") and GECC pursuant to which (i) IP and GECC agreed to contribute partnership interests in InterMedia Partners of West Tennessee, L.P., a California limited partnership ("IPWT"), and (ii) GECC agreed to transfer a debt obligation of IPWT to the Partnership. GECC was credited with a $13,000,000 initial contribution as a Limited Partner and a $25,000,000 initial contribution as the Preferred Limited Partner, and IP-I was credited with a $12,000,000 initial contribution as a Limited Partner. The limited partnership interests of IP and GECC were subject to adjustment, up or down, pursuant to the terms of the IPWT Contribution Agreement for working capital adjustments upon closing. The preferred limited partnership interest was subject to reduction to the extent GECC was liable under the indemnification provisions of the IPWT Contribution Agreement.

3 Initial contribution were $8,500,000 by IP Holdings L.P., and the aggregate Capital Contribution by IP Holdings L.P. or one or more affiliates or successor funds of Centre Partners and its affiliates became

$25,000,000 upon the acquisition by the Partnership of the assets of Viacom Cable in Nashville, Tennessee. If the increased commitment of sixteen million five hundred thousand dollars ($16,500,000) was contributed more than five (5) business days from the initial capital contribution of eight million five hundred thousand dollars ($8,500,000), then eight million two hundred and fifteen thousand dollars ($8,215,000) of such increased commitment would bear interest payable to the Partnership pro rata by the IP Holdings L.P. affiliates making such contributions at a rate of eight percent (8%) per annum from the date capital was originally contributed to the Partnership until such additional amount was contributed to the Partnership. IP Holdings L.P. agreed that the Partnership may call its existing commitment of eight million five hundred thousand dollars ($8,500,000) in full upon the first capital call made by the Partnership.

4. Paid to the Partnership as assignee pursuant to the terms of that certain Contribution Agreement dated as of March 4, 1996 (as amended, the "Greenville/Spartanburg Contribution Agreement"), among TCI of Greenville, Inc. and TCI of Spartanburg Inc. (together, the "TCI Entities"), IP-IV and TCI of Piedmont, Inc. pursuant to which the TCI Entities and TCI of Piedmont, Inc. agreed to contribute certain cable television systems in and around the areas of Greenville, Piedmont and Spartanburg, South Carolina (the "Systems"), subject to the right to substitute alternate systems with the consent of the General Partner in the event the necessary regulatory approvals for the contribution of the Systems had not been obtained.

5. As set forth in the Greenville/Spartanburg Contribution Agreement, in no event shall the TCI Entities contribute more than forty-five percent (45%) of the total Capital Contributions to the Partnership (excluding the Capital Contributions of the Preferred Limited Partner with respect to the preferred limited partnership interest and the Capital Contributions of the Junior Preferred Limited Partner with respect to the junior preferred limited partnership interest).

6. The Junior Preferred Limited Partner's original capital contribution of eighteen million fifty-six thousand five hundred dollars ($18,056,500) revalued as of March 31, 1998.

7. Interest transferred to SCOA Capital, L.L.C. by Sumitomo Corporation of America pursuant to that certain Assignment, Acceptance and Consent, entered into and made effective as of April 7, 1998.

8. Includes, with respect to (a) the William D. Horvitz Trust u/a Dated 8/29/84, as amended (formerly William D. Horvitz, individually), $227,250; (b) LJR Limited Partnership, $2,500,000; and (c) the WLD Trust (formerly WLD Lamont Partners), $2,272,750, such interests transferred by RMS Limited Partnership pursuant to that certain Assignment, Acceptance and Consent, entered into and made effective as of April 30, 1998.

9. Interest transferred to the WLD Trust by WLD Lamont Partners pursuant to that certain Assignment, Acceptance and Consent, made effective as of July 1, 1998.

10. Interest transferred to the William D. Horvitz Trust u/a dated 8/29/84, as amended, by William D. Horvitz, individually, pursuant to that certain Assignment, Acceptance and Consent, made effective as of September 1, 1998.

                                    Exhibit 2

                              Approved Investments

(i)     Acquisition of the assets of Viacom Cable in Nashville, TN

(ii)    Acquisition of the assets of Time Warner Cable in Kingsport, TN

(iii) Acquisition of the assets of Par Cable, Inc. in Hendersonville, Waverley and Monterey, TN and Ft. Campbell, KY

(iv)    Acquisition of the assets of Annox, Inc., in Dickson County et al., TN

(v) Acquisition of the assets of Rochford Realty ("The Cablevision Company") in Davidson and Williamson Counties, TN

(vi)    Acquisition of the assets of Tellico Cable, Inc. in Monroe County, TN

(vii) Acquisition of the assets of Mid-South Cable TV, Inc. in Cumberland, Rutherford and Williamson Counties, TN

(viii) Acquisition of the assets of Prime Cable Partners, Inc. in Dickson County, TN

(ix) Acquisition of the assets of Robin Media Group, Inc. ("RMG") (Nashville, TN; Knoxville, TN; Gainesville, GA). RMG is an affiliate of the General Partner and will be represented by the same counsel as counsel to the Partnership.(1)

(x) Acquisition of the assets of InterMedia Partners of West Tennessee, L.P. ("IPWT") Dickson, McKenzie, Union City, Savannah, Louisburg, TN). IPWT is an affiliate of the General Partner and will be represented by the same counsel as counsel to the Partnership.(2)

(xi) Contribution of the assets of Greenville, Spartanburg and Piedmont, South Carolina by TCI of Greenville, Inc., TCI of Piedmont, Inc. and TCI of Spartanburg, Inc.(3)


                                 Approved Sales

(xii) Sale of RMG's 14.99% limited partnership interest in AVR of Tennessee, L.P., a California limited partnership ("AVR"). One one-hundredth of one percent (.01%) of RMG's interest will be retained.

(xiii) The sale by InterMedia Partners Southeast ("IPSE") of a 55.01% general partnership interest in AVR upon the acquisition of the Viacom assets. IPSE will retain a 4.99% interest.



--------

1 Pursuant to the terms of that certain Stock Purchase Agreement between InterMedia Capital Management V, L.P. and IP-IV.

2       Pursuant to the terms of the IPWT Contribution Agreement.

3       Pursuant to the terms of the Greenville/Spartanburg Contribution
        Agreement.



                                      -1-